SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

                              (Amendment No. ____)


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                              FARM FAMILY HOLDINGS, INC.
                (Name of Registrant as Specified in its Charter)

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

                          FARM FAMILY HOLDINGS, INC.
                                  344 Route 9W
                            Glenmont, New York 12077



                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS



To the Stockholders of Farm Family Holdings, Inc.:

     Notice is hereby given that the Annual Meeting of Stockholders of Farm Family Holdings, Inc., a Delaware corporation, will be held at the corporate headquarters of Farm Family Holdings, Inc., 344 Route 9W, Glenmont, New York on April 25, 2000 at 9:00 A.M., New York time, for the following purposes:

     1. To elect eight directors to serve for three-year terms expiring in 2003;

     2. To ratify the appointment of PricewaterhouseCoopers LLP as the Corporation's independent auditors for the year 2000;

     3. To approve amendments to the Corporation's Omnibus Securities Plan as reflected in the Farm Family Holdings, Inc. Omnibus Securities Plan Amendment and Restatement; and

     4. To transact any other business that may properly come before the Annual Meeting and any adjournment(s) thereof.

     The close of business on March 1, 2000 has been fixed as the record date for determination of the stockholders entitled to notice of and to vote at the Annual Meeting.

                                             By order of the Board of Directors,

                                                             Victoria M. Stanton
                                                                       Secretary


March 17, 2000
Glenmont, New York

Your vote is important. Please promptly complete, date and sign the enclosed proxy card and return it in the postage-paid envelope provided, whether or not you plan to attend the Annual Meeting.

                           FARM FAMILY HOLDINGS,INC.
                                  344 Route 9W
                               Glenmont, NY 12077



                                 PROXY STATEMENT



                       2000 Annual Meeting of Stockholders
                            To Be Held April 25, 2000



                               General Information

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Farm Family Holdings, Inc. (the "Corporation") for use at the 2000 Annual Meeting of Stockholders to be held on Tuesday, April 25, 2000 at 9:00 A.M. New York time at the corporate headquarters of Farm Family Holdings, Inc. 344 Route 9W, Glenmont, New York, and at any adjournment(s) thereof (the "Annual Meeting"). Distribution of this Proxy Statement and the enclosed proxy card began on or about March 17, 2000.

     As of March 1, 2000, 6,110,684 shares of the Corporation's common stock, par value $.01 per share (the "Common Stock") and 163,214 shares of the Corporation's 6 1/8% Preferred Stock, Series A, par value $.01 per share (the "Preferred Stock"), were outstanding and entitled to be voted. Each share of the Common Stock and each share of the Preferred Stock entitles the holder to one vote on each matter, voting together as a single class. The record date and hour for determining stockholders entitled to vote at the Annual Meeting has been fixed at the close of business on March 1, 2000 (the "Record Date").

     All proxies, properly executed and returned, will be voted at the Annual Meeting as directed by the stockholder. Please vote by marking the appropriate boxes on the enclosed proxy card. If the card is signed and returned without directions, the shares will be voted "FOR" the election of all directors as nominated, "FOR" the ratification of PricewaterhouseCoopers LLP as the independent auditors for the year 2000 and "FOR" for the approval of the amendments to the Corporation's Omnibus Securities Plan as reflected in the Farm Family Holdings, Inc. Omnibus Securities Plan Amendment and Restatement. If other matters properly come before the meeting, the shares will be voted in accordance with the best judgment of the persons named as proxies on the proxy card.

     A quorum represented by one-third of the outstanding shares present in person or by proxy is necessary to conduct the meeting. Under Delaware law, if a quorum is present, the nominees for election as directors who receive a plurality of the votes of shares present in person or represented by proxy and entitled to vote shall be elected as directors. "Withheld" votes are not included in the total vote cast for a nominee for purposes of determining whether a plurality was received and, therefore, have no negative effect.

     The approval of the amendments to the Corporation's Omnibus Securities Plan requires the affirmative vote of the majority of the shares present in person or by proxy and entitled to vote. A broker non-vote is a proxy submitted by a broker for which instructions have not been received from the beneficial owners or persons entitled to vote and with respect to which the broker does not have discretionary authority to vote on a particular matter. Abstentions will have the effect of a vote against the amendments; broker non-votes will have no effect. In addition, the rules of the New York Stock Exchange, Inc. ("NYSE") provide that the minimum vote which will constitute stockholder approval for NYSE purposes is defined as a majority of votes cast on such proposal, provided that the total vote cast on such proposal represents over 50% in interest of all shares entitled to vote thereon. For the purpose of determining whether a majority of the total number of votes cast are in favor of the amendments, abstentions will have the effect of a vote against the amendments and broker non-votes will have no effect. For the purpose of determining whether the number of votes cast represents more than 50% of the shares of the Corporation outstanding, abstentions will count as votes cast and broker non-votes will not count as votes cast.

     A proxy may be revoked by a stockholder at any time before its use by giving written notice of revocation to the Secretary of the Corporation, P.O. Box 656, Albany, New York 12201-0656, if sent by mail, or 344 Route 9W, Glenmont, New York 12077, if by hand, express mail or overnight courier, by submitting a subsequent proxy, or by voting in person at the Annual Meeting.

                                     ITEM I
                              ELECTION OF DIRECTORS

     The Board of Directors is divided into three approximately equal classes, with one class elected each year to hold office for a three-year term. Currently there are eight Class I directors, eight Class II directors, and seven Class III directors, serving terms expiring in 2000, 2001 and 2002, respectively. The term of the Class I directors expires with this Annual Meeting.

     The Board of Directors proposes the election of Robert L. Baker, James V. Crane, Clark W. Hinsdale III, John W. Lincoln, Wayne A. Mann, Edward J. Muhl, Charles A. Wilfong, and Tyler P. Young as Class I directors, to hold office for a term of three years, expiring on the date of the Annual Meeting of Stockholders to be held in 2003 and until their successors are duly elected and qualified. Each nominee, with the exception of Edward J. Muhl, is currently serving as a member of the Board of Directors of the Corporation.

     If any nominee is unable to serve, or declines to serve at the time of the Annual Meeting, the persons named as proxies on the proxy card will exercise discretionary authority to vote for the person or persons the Board of Directors recommends, if any. The Board of Directors has no reason to believe that any of the named nominees is not available or would be unable to serve if elected.

     Set forth below is information about each nominee and continuing director.

Nominees for Election for Term Expiring in 2003

     Robert L. Baker, 50, has been a Director of the Corporation since February 1996. Mr. Baker has also served as a Director of Farm Family Casualty Insurance Company ("FFCIC"), Farm Family Life Insurance Company ("FFLIC") and United Farm Family Insurance Company ("UFFIC") since 1988. Mr. Baker is President and a Director of Delaware Farm Bureau, Inc. Mr. Baker has been a farmer and Treasurer of Baker Farms, Inc. since 1972.

     James V. Crane, 38, has been a Director of the Corporation since February 1996. Mr. Crane has also served as a Director of FFCIC since 1994 and of FFLIC and UFFIC since April 1999. Mr. Crane previously served as a Director of FFLIC and UFFIC from 1994 to 1998. Mr. Crane is a Director of Maine Farm Bureau Association. Mr. Crane has been a farmer and manager of Crane Bros., Inc. since 1983.

     Clark W. Hinsdale III, 44, has been a Director of the Corporation since February 1996 and Chairman of the Board of the Corporation since April 1999. Mr. Hinsdale has also served as a Director of FFCIC, FFLIC and UFFIC since 1993 and Chairman of the Board of FFCIC, FFLIC and UFFIC since April 1999.
Mr. Hinsdale is President and a Director of Vermont Farm Bureau, Inc.
Mr. Hinsdale has been a self-employed farmer, land planner and real estate broker since 1983.

     John W. Lincoln, 61, has been a Director of the Corporation since
February 1996. Mr. Lincoln previously served as Vice Chairman of the Board of the Corporation from February 1996 to April 1999. Mr. Lincoln has also served as Vice Chairman of the Board of FFCIC, FFLIC and UFFIC from July 1996 to April 1999, as First Vice President of FFCIC, FFLIC and UFFIC from March 1996 to July 1996 and as a Director of FFCIC and FFLIC since 1984 and of UFFIC since 1988. Mr. Lincoln is President and a Director of New York Farm Bureau, Inc.
Mr. Lincoln has owned and operated Linholm dairy farm since 1961.

     Wayne A. Mann, 66, has been a Director of the Corporation since February 1996. Mr. Mann has also served as a Director of FFCIC, FFLIC and UFFIC since 1994. Mr. Mann is First Vice President and a Director of New Hampshire Farm Bureau Federation. Mr. Mann is a retired Air Force Lieutenant Colonel and pilot and has been a self-employed farmer since 1980.

     Edward J. Muhl, 55, has been nominated to the Board of Directors for election at the Annual Meeting. Mr. Muhl has been a Senior Managing Director of Insurance and Reinsurance Practice of Navigant Consulting, Inc. since January 1999 and was previously Vice Chairman and Member of the Board of Directors of Peterson Worldwide LLC and Global Insurance Services from 1997 to 1998 and Senior Vice President of Reliance Insurance Group from 1991 to 1995. Mr. Muhl was Superintendent of Insurance of the State of New York from 1995 to 1997. He is a former President of the National Association of Insurance Commissioners and a previous Commissioner of Insurance for the State of Maryland. Mr. Muhl is a Director of Mid Atlantic Medical Services, Inc.

     Charles A. Wilfong, 42, has been a Director of the Corporation since February 1996. Mr. Wilfong has also served as a Director of FFCIC, FFLIC and UFFIC since 1991. Mr. Wilfong is President and a Director of West Virginia Farm Bureau, Inc. Mr. Wilfong has been a farmer and a Partner of Wilfong Farms since 1976. Mr. Wilfong is a Director of Southern States Cooperative, Incorporated.

     Tyler P. Young, 39, has been a Director of the Corporation since February 1996. Mr. Young has also served as a Director of FFCIC, FFLIC and UFFIC since 1995. Mr. Young is Vice President and a Director of Rhode Island Farm Bureau Federation, Inc. Mr. Young has been a farmer and Manager of Ferolbink Farms, Inc. since 1984 and owner of Young Family Farms, LLC since 1998.

The Board of Directors recommends that you vote FOR the election of the above nominees.



Continuing Directors

     Wayne R. Bissonette, 61, has been a Director of the Corporation since April 1998. His term as a Director will expire in 2001. Mr. Bissonette has also served as a Director of FFCIC, FFLIC and UFFIC since April 1998. Mr. Bissonette is First Vice President and a Director of Vermont Farm Bureau, Inc.
Mr. Bissonette has been a self-employed dairy farmer since 1970.

     Randolph C. Blackmer, Jr., 58, has been a Director of the Corporation since February 1996. His term as a Director will expire in 2002. Mr. Blackmer has also served as a Director of FFCIC and FFLIC since 1984 and of UFFIC since 1988. Mr. Blackmer is President and a Director of Connecticut Farm Bureau Association, Inc. Mr. Blackmer has been a self-employed farmer since 1966 and has been the owner of Blackmer Farm and President of Ag Service, Inc since 1975.

     Fred G. Butler, Sr., 71, has been a Director of the Corporation since February 1996. His term as a Director will expire in 2002. Mr. Butler has also served as a Director of FFCIC and FFLIC since 1981 and of UFFIC since 1988.
Mr. Butler is a Director of West Virginia Farm Bureau, Inc. Mr. Butler has been a self-employed dairy farmer since 1956 and has been owner and President of Wright Motors, Inc., an automobile dealership, since 1965.

     Joseph E. Calhoun, 65, has been a Director of the Corporation since February 1996. His term as a Director will expire in 2001. Mr. Calhoun has also served as a Director of FFCIC, FFLIC and UFFIC since 1990. Mr. Calhoun has owned and operated Joseph E. Calhoun Farms since 1953.

     Sandra A. George, 55, has been a Director of the Corporation since April 1999. Her term as a Director will expire in 2002. Ms. George has also served as a Director of FFCIC, FFLIC and UFFIC since 1997. Ms. George is President and a Director of Maine Farm Bureau Association. Ms. George has been a self-employed farmer since 1967.

     Stephen J. George, 60, has been a Director of the Corporation since February 1996 and Vice Chairman of the Board of the Corporation since April 1999. His term as a Director will expire in 2002. Mr. George has also served as a Director of FFCIC, FFLIC and UFFIC since 1989 and Vice Chairman of the Board of FFCIC, FFLIC and UFFIC since April 1999. Mr. George had been a self-employed farmer in the greenhouse and nursery business from 1965 to 1998 and has been a Managing Director of Gladstone-NYC Partners LLC since 1999.

     Gordon H. Gowen, 73, has been a Director of the Corporation since February 1996. His term as a Director will expire in 2001. Mr. Gowen has also served as a Director of FFCIC, FFLIC and UFFIC since 1991. Mr. Gowen previously served as a Director of FFCIC and FFLIC from 1978 to 1980. Mr. Gowen is President and a Director of New Hampshire Farm Bureau Federation. Mr. Gowen has been a self-employed farmer since 1957.

     Jon R. Greenwood, 46, has been a Director of the Corporation since February 1996. His term as a Director will expire in 2001. Mr. Greenwood has also served as a Director of FFCIC, FFLIC and UFFIC since 1995. Mr. Greenwood is Vice President and a Director of New York Farm Bureau, Inc. Mr. Greenwood has been President and Treasurer of Greenwood Dairy, Inc. since 2000. Previously
Mr. Greenwood had been a self-employed farmer from 1978 to 2000.

     Arthur D. Keown, Jr., 54, has been a Director of the Corporation since February 1996. His term as a Director will expire in 2002. Mr. Keown has also served as a Director of FFCIC, FFLIC and UFFIC since 1993. Mr. Keown is President and a Director of Massachusetts Farm Bureau Federation, Inc.
Mr. Keown has been a self-employed farmer since 1967.

     W. Bruce Krenning, 56, has been a Director of the Corporation since April 1999. His term as a Director will expire in 2002. Mr. Krenning has also served as a Director of FFCIC, FFLIC and UFFIC since April 1999. Mr. Krenning is a Director of New York Farm Bureau, Inc. Mr. Krenning has been a self-employed farmer since 1977.

     Frank W. Matheson, 74, has been a Director of the Corporation since April 1998. His term as a Director will expire in 2001. Mr. Matheson has also served as a Director of FFCIC, FFLIC and UFFIC since 1996. Mr. Matheson is Vice President and a Director of Massachusetts Farm Bureau Federation, Inc.
Mr. Matheson has been a self-employed farmer since 1951.

     John P. Moskos, 49, has been a Director of the Corporation since February 1996. His term as a Director will expire in 2001. Mr. Moskos has also served as a Director of FFCIC since 1997 and of FFLIC and UFFIC since 1999. Mr. Moskos has been Senior Vice President, Private Clients Group of Fleet Boston Financial Corporation since September 1998. Previously, Mr. Moskos had been Senior Vice President, Corporate Banking of Fleet Bank from January 1996 to September 1998 and was previously employed by Chase Manhattan Bank N.A. in various capacities from 1973 to 1995, including serving as a Regional President and Senior Lending Officer and a Division Executive.

     Norma R. O'Leary, 66, has been a Director of the Corporation since February 1996. Her term as a Director will expire in 2001. Ms. O'Leary has also served as a Director of FFCIC and FFLIC since 1983 and of UFFIC since 1988.
Ms. O'Leary, now retired, had been a self-employed farmer since 1952.

     John I. Rigolizzo, Jr., 46, has been a Director of the Corporation since February 1996. His term as a Director will expire in 2001. Mr. Rigolizzo has also served as a Director of FFCIC, FFLIC and UFFIC since 1995. Mr. Rigolizzo is President and a Director of New Jersey Farm Bureau. Mr. Rigolizzo has been the sole proprietor of Five-R-Farms since 1998. Mr. Rigolizzo was previously a farm employee of Johnny Boy Farms, Inc. from 1975 to 1998.

     William M. Stamp, Jr., 60, has been a Director of the Corporation since February 1996. His term as a Director will expire in 2002. Mr. Stamp previously served as Chairman of the Board of the Corporation from February 1996 to April 1999. Mr. Stamp has also served as Chairman of the Board of FFCIC, FFLIC and UFFIC from July 1996 to April 1999, as President of FFCIC and FFLIC from 1987 to July 1996, as President of UFFIC from 1988 to July 1996 and as a Director of FFCIC and FFLIC since 1975 and of UFFIC since 1988. Mr. Stamp is President and a Director of Rhode Island Farm Bureau Federation, Inc. Mr. Stamp has been a farmer and President of Stamp Farm Enterprises, Inc., a greenhouse and sweet corn farming operation, since 1956.

Board of Directors and Committees

     The Board of Directors held eleven meetings during 1999. Each director attended at least 75 percent of the meetings of the Board of Directors and of the committees on which he or she served. The Board of Directors has an Audit Committee, a Compensation Committee, an Executive Committee and a Nominating Committee.

     The Audit Committee is comprised of Mr. Blackmer, Mr. Greenwood, Mr. Mann, Mr. Matheson, Mr. Sprow and Mr. Wilfong, none of whom is an officer or employee of the Corporation. The Audit Committee recommends to the Board the selection of independent certified public accountants to audit annually the books and records of the Corporation, reviews the activities and the reports of the independent certified public accountants and reports the results of such review to the Board. The Audit Committee also considers the adequacy of the Corporation's internal controls and internal auditing methods and procedures. The Audit Committee held five meetings in 1999.

     The Compensation Committee is comprised of Mr. Blackmer, Mr. Crane,
Mr. Moskos, Mr. Sprow and Mr. Young, none of whom is an officer or employee of the Corporation. This committee makes recommendations to the Board of Directors with respect to the administration of the salaries, bonuses and other compensation to be paid to the Corporation's officers and recommends policies to the Board concerning director compensation. The Compensation Committee held five meetings in 1999.

     The Executive Committee is comprised of Mr. Baker, Mr. George, Mr. Gowen, Mr. Hinsdale, Ms. O'Leary and Mr. Stamp. This committee, to the extent authorized by the Board of Directors, exercises all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation. The Executive Committee did not meet in 1999.

     The Nominating Committee is comprised of Mr. George, Mr. Keown,
Mr. Lincoln, Ms. O'Leary and Mr. Stamp, none of whom is an employee of the Corporation. This committee recommends to the Board the names of qualified individuals to serve as corporate directors and committee members and makes recommendations to the Board concerning the size and composition of the Board and its committees. This committee will consider stockholder recommendations for director sent to the Nominating Committee, c/o Victoria M. Stanton, Secretary, Farm Family Holdings, Inc., P.O. Box 656, Albany, New York 12201-0656. The Nominating Committee held five meetings in 1999.

     Stockholders who wish to nominate candidates for election to the Board of Directors may do so by complying with the nomination requirements of the Corporation's By-Laws described below.

     In addition to any other applicable requirements, the Corporation's By-Laws provide, in general, that if a stockholder intends to make a nomination for the election of directors at an annual meeting, the Secretary of the Corporation must receive written notice of such intention not less than 60 days nor more than 90 days prior to the anniversary date of the immediately preceding annual meeting. If the date of the annual meeting is advanced or delayed by more than 30 days from the prior anniversary date, notice must be received not later than the close of business on the 10th day following the day on which such notice of the annual meeting was mailed or such public disclosure of the date of the annual meeting was made, whichever first occurs. If a stockholder intends to make a nomination for the election of directors at a special meeting called for the purpose of electing directors, written notice must be received by the Secretary of the Corporation not later than the 10th day following the day on which notice of the date of the special meeting was mailed or public disclosure of the date of the special meeting was made, whichever first occurs.

     The foregoing is only a summary of the detailed provisions of the By-Laws and is qualified by reference to the text thereof. A copy of the By-Laws of the Corporation may be requested from the Secretary of the Corporation at the address below. Stockholders wishing to submit a nomination should review the By-Law requirements regarding nominations by stockholders and should communicate with the Secretary of Farm Family Holdings, Inc., P.O. Box 656, Albany, New York 12201-0656, if sent by mail, or 344 Route 9W, Glenmont, New York 12077, if by hand, express mail or overnight courier, for further information.

     The effect of the provisions of the By-Laws described in the foregoing paragraph is that any stockholder nominations for the 2001 election of directors must be received by the Secretary of the Corporation not earlier than January 25, 2001 or later than February 26, 2001, provided that the date of the annual meeting is not advanced or delayed by more than 30 days from the prior anniversary date.

Compensation of Directors

     The directors of the Corporation are also directors of FFCIC, FFLIC and UFFIC (each a "Company" and collectively, the "Companies"). The director fees and retainers listed below represent the aggregate fees and retainers paid to the director by the Companies. In 1999, the Chairman of the Board (the same individual for each Company) and the Vice Chairman of the Board (also the same individual for each Company) received an annual retainer of $20,000 and $10,000, respectively. All other directors received an annual retainer of $5,000. Directors also received a daily fee of $1,000 for meetings of the boards of directors of the Companies, $500 per meeting of a board committee and $500 per day for attendance at other Company functions and since June 1999, in lieu of the fees set forth above, have received a fee of $250 for participation in each meeting or Company function conducted by teleconference. Directors may defer their compensation pursuant to a non-qualified deferred compensation plan. Directors are reimbursed for reasonable travel and other expenses of attending meetings of the boards of directors and board committees and other functions. Fees and expenses paid to directors are allocated among the Corporation, FFCIC, FFLIC and UFFIC pursuant to expense sharing arrangements.

     As part of the Companies' support of agribusiness, a contribution in the amount of $25,000 toward the funding of an endowed faculty chair in New Use Agriculture named for Stephen J. George, Vice Chairman of the Board and a director of the Corporation, has been paid to Cook College of Rutgers University over a four-year period. Pursuant to this arrangement, a contribution in the amount of $6,250 has been paid in each of the years 1996 through 1999.

                                     ITEM II
               RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

     The Board of Directors, on the recommendation of its Audit Committee, has appointed PricewaterhouseCoopers LLP as independent auditors for the year 2000. Although not required, the Board has determined that it is desirable to request ratification of this appointment by the stockholders of the Corporation. If ratification is not obtained, the Board will reconsider the appointment.

     The Corporation has been advised that representatives of PricewaterhouseCoopers LLP will be present at the Annual Meeting. They will be afforded the opportunity to make a statement, should they desire to do so, and to respond to appropriate stockholder questions.

     Coopers & Lybrand, L.L.P., now known as PricewaterhouseCoopers LLP, has served as the Corporation's independent auditors since 1996 and has served as FFCIC's and FFLIC's independent auditors since 1993.

The Board of Directors recommends that you vote FOR this proposal.

                                    ITEM III
                   APPROVAL OF AMENDMENTS TO THE CORPORATION'S
                             OMNIBUS SECURITIES PLAN



Introduction

     The Board of Directors of the Corporation adopted the Omnibus Securities Plan on December 13, 1996, which was amended by Amendment No. 1 thereto dated as of February 13, 1997, Amendment No. 2 thereto dated as of October 27, 1998 and Amendment No. 3 thereto dated as of July 28, 1999 (as amended, the "Plan"). The Plan (in effect prior to Amendment No. 2) was approved by the Corporation's Stockholders on April 22, 1997. Under the Plan, employees of the Corporation and its Affiliates (as defined in the Plan) may be granted stock options, stock appreciation rights, and/or shares of Common Stock which are subject to transfer restrictions. The maximum number of shares of Common Stock available for all awards under the Plan is five hundred thousand (500,000).

     As of January 31, 2000, options to acquire a total of 446,300 shares of Common Stock (excluding options forfeited) had been granted under the Plan, and only 53,700 shares of Common Stock remained available for Awards under the Plan. The Board of Directors believes that it is in the best interests of the Corporation to have available for issuance under the Plan a sufficient number of shares of the Common Stock to attract, retain and incentivize key management employees and directors of the Corporation and its Affiliates by aligning their interests to those of the Corporation's stockholders. Accordingly, on February 29, 2000, the Board of Directors approved the amendments to the Plan described below, subject to the approval of the Corporation's stockholders.

The Amendments

     The Board of Directors has approved, and is recommending to the Stockholders for approval at the Annual Meeting, amendments to the Corporation's Omnibus Securities Plan to (i) permit the granting of Awards (as defined in the Plan) to directors of the Corporation and its Affiliates under the Plan, (ii) increase from 500,000 to 1,000,000 the aggregate shares of authorized Common Stock of the Corporation issuable under the Plan and (iii) provide that the Corporation's Board of Directors shall have the right to alter or amend the Plan or any part thereof from time to time (collectively, the "Amendments"), as reflected in the Farm Family Holdings, Inc. Omnibus Securities Plan Amendment and Restatement (the "Amended and Restated Plan"), a copy of which is attached to this Proxy Statement as Exhibit A.

     The Board of Directors recommends a vote FOR the proposal to approve the Amendments to the Corporation's Omnibus Securities Plan, as reflected in the Farm Family Holdings, Inc. Omnibus Securities Plan Amendment and Restatement set forth in Exhibit A to this Proxy Statement.

     The following summary description of the Amended and Restated Plan is qualified in its entirety by reference to the copy of the Amended and Restated Plan which is attached to this Proxy Statement as Exhibit A. Stockholders are urged to read the Amended and Restated Plan in its entirety.

General Plan Provisions

     Under the Amended and Restated Plan, employees and directors of the Corporation and its Affiliates may be granted stock options, stock appreciation rights, and/or shares of Common Stock which are subject to transfer restrictions ("Restricted Stock") (all of which are collectively referred to herein as "Awards"). The maximum number of shares of Common Stock available for all Awards under the Amended and Restated Plan is one million (1,000,000) and the maximum number of shares of Common Stock that may be subject to Awards of Restricted Stock is one hundred thousand (100,000). The maximum number of shares of Common Stock that may be subject to Awards of stock options and stock appreciation rights granted to any one employee during any calendar year is one hundred thousand (100,000). The maximum number of shares of Common Stock that may be subject to Awards granted to any one director during any calendar year is one thousand (1,000). Shares of Common Stock issued under the Amended and Restated Plan may be authorized but unissued shares, or shares reacquired by the Corporation and held in its treasury.

     Except as discussed below with respect to decisions relating to the participation of directors, the Amended and Restated Plan is to be administered by a committee appointed by the Board of Directors and comprised of not less than three (3) members of the Board (the "Committee"). The Board of Directors has appointed the members of its Compensation Committee to serve as the Committee.

     Subject to the express provisions of the Amended and Restated Plan, the Committee is authorized to construe the Amended and Restated Plan and to prescribe such rules and regulations relating to the Amended and Restated Plan as it may deem advisable to carry out the intent of the Amended and Restated Plan. The Committee has the sole authority, in its discretion, to determine which employees of the Corporation and its Affiliates will be granted Awards, the times at which Awards will be granted, and the terms, conditions and restrictions of each Award. However, the Committee shall not have the right to amend an outstanding option agreement for the sole purpose of reducing the exercise price thereof. Awards are not transferable other than by will or by the laws of descent and distribution unless the Award agreement specifically provides otherwise.

     All decisions relating to the participation of directors in the Amended and Restated Plan, including but not limited to the determination of which directors shall receive Awards, the times when Awards shall be made to directors, what types of Awards shall be granted to directors and the terms, conditions and restrictions of each Award, shall be made by the Board in its discretion rather than by the Committee.

     Stock options granted under the Amended and Restated Plan may be either incentive stock options ("ISOs") or non-qualified stock options ("NQSOs"). For ISOs, the option price may be no less than the Fair Market Value (as defined in the Amended and Restated Plan) of a share of Common Stock on the date the option is granted. For NQSOs, the option price may be no less than eighty-five percent (85%) of the Fair Market Value of a share of Common Stock on the date the option is granted.

     Stock Appreciation Rights ("SARs") give the holder the right to receive an amount equal to the appreciation in value of the Common Stock from the time the SAR is awarded until the time the SAR is exercised. SARs may be granted in tandem with stock options or independently. SARs may be payable either in cash, in Common Stock, or in a combination of cash and Common Stock.

     Restricted Stock is subject to forfeiture by the grantee until certain conditions have been fulfilled and a Restriction Period (as defined in the Amended and Restated Plan) has elapsed. The shares of Common Stock which underlie Awards of Restricted Stock must vest either (i) in full at the expiration of a period of not less than three (3) years from the date of grant of the Award; or (ii) proportionately in equal installments over a period of not less than three (3) years from the date of grant of the Award. Shares of Restricted Stock are nontransferable during the Restriction Period. At the discretion of the Committee (or, with respect to directors, at the discretion of the Board), the grantee may or may not be entitled to voting and dividend rights with respect to the Restricted Stock during the Restriction Period.

     If an Award lapses or the rights of its holder terminate without the issuance of shares, shares subject to that Award will become available for other Awards under the Amended and Restated Plan. If there is any change in Common Stock by reason of recapitalization, stock split, reorganization, or any other similar transaction, the number of shares of Common Stock available for grant under the Amended and Restated Plan or subject to, or granted pursuant to, an Award, and the price thereof, will be appropriately adjusted by the Committee (or, with respect to directors, by the Board). In the event of a Change of Control (as defined in the Amended and Restated Plan), all outstanding Awards will immediately vest and become exercisable or satisfiable.

     Unless an Award agreement provides otherwise, any rights an employee or a director may have to exercise any NQSOs and/or SARs (other than those granted in tandem with ISOs) will terminate on the earlier of the expiration date and one
(1) year after termination of employment with or status as a director of the Corporation or an Affiliate, as applicable, for any reason. Any rights an employee may have to exercise any ISOs and/or SARs granted in tandem with ISOs will terminate on the earlier of the expiration date and three (3) months after termination of employment due either to the employee's retirement upon or after attaining age fifty-five (55) or disability, one (1) year after the employee's termination of employment due to his or her death, or thirty (30) days after the employee's termination of employment for any other reason. Unless provided otherwise by the Committee (or, with respect to directors, by the Board), an employee or director will forfeit any unvested Awards of Restricted Stock upon termination of employment with or status as a director of the Corporation or an Affiliate, as applicable, for any reason.

     The Board, in its discretion, may terminate the Amended and Restated Plan at any time with respect to any shares for which Awards have not been granted. The Board may alter or amend the Amended and Restated Plan from time to time except that no alteration or amendment may be effected which impairs the rights of a Holder with respect to a previously granted Award without the Holder's consent (unless required for purposes of Section 162(m) of the Code).

Awards Granted Under The Corporation's Omnibus Securities Plan

     Under the Amended and Restated Plan, all employees and directors of the Corporation and its Affiliates are eligible to participate. Approximately 459 employees and 23 directors would presently be eligible to be considered for Awards under the Amended and Restated Plan. Directors of the Corporation and its Affiliates are not eligible to participate under the Plan prior to the effectiveness of the Amendments. All Awards granted to date under the
Corporation's Omnibus Securities Plan have been NQSOs with a ten year term, which vest in approximately equal amounts over a three (3) year period. The Option price per share for these NQSOs is equal to the Fair Market Value of the Common Stock on the date of the grant. The following table shows the NQSO Awards which have been granted under the Corporation's Omnibus Securities Plan:


Name and Position                                                                        Number of       Exercise      Expiration
                                                                                        Securities        Price           Date
                                                                                        Underlying      Per Share
                                                                                          Options
                                                                                          Granted
Philip P. Weber....................................................................            75,000         22.560        04/22/07
President & Chief Executive Officer                                                            75,000         32.625        02/24/09

James J. Bettini...................................................................            40,000         22.560        04/22/07
Executive Vice President-Operations                                                            31,000         32.625        02/24/09

Victoria M. Stanton................................................................            40,000         22.560        04/22/07
Executive Vice President,                                                                      31,000         32.625        02/24/09
General Counsel & Secretary

Timothy A. Walsh...................................................................            40,000         22.560        04/22/07
Executive Vice President-Finance                                                               31,000         32.625        02/24/09
& Treasurer

William T. Conine..................................................................             5,000         22.560        04/22/07
Senior Vice President-Information Services                                                     10,000         32.625        02/24/09
FFCIC, FFLIC

All current executive officers as a group..........................................           205,000         22.560        04/22/07
                                                                                              193,000         32.625        02/24/09
                                                                                               10,000         32.313        04/26/09
All current directors who are not executive officers as a group....................                 0              -               -
Each nominee for election as a director............................................                 0              -               -
Each associate of such persons.....................................................                 0              -               -
Each other person who receives 5% of such options..................................                 0              -               -
All employees, including all current officers who are not executive officers, as a
  group............................................................................            30,000         32.625        02/24/09


Federal Income Tax Consequences

     The following is a brief summary of certain federal income tax consequences relating to options awarded under the Amended and Restated Plan. This summary is based on the Corporation's understanding of present federal tax law and regulations. The summary does not purport to be complete or applicable to every specific situation.

Incentive Stock Options

     Pursuant to the Amended and Restated Plan, employees may be granted stock options that are intended to qualify as ISOs under the provisions of Section 422 of the Code. Generally, the optionee is not taxed and the Corporation is not entitled to a deduction at the time of the grant or the exercise of an ISO. However, if the optionee disposes of the shares acquired upon the exercise of an ISO ("ISO Shares") at any time within (a) one (1) year after the date of transfer of ISO Shares to the optionee pursuant to the exercise of such ISO or
(b) two (2) years after the date of grant of such ISO (the "Holding Period"), then (1) the optionee will recognize capital gain equal to the excess, if any, of the sales price over the sum of the exercise price of the ISO plus the amount of ordinary income realized per clause (2), (2) the optionee will recognize ordinary income equal to the excess, if any, of the lesser of the sales price or the fair market value of the ISO Shares on the date of exercise, over the exercise price of such ISO, (3) the optionee will recognize capital loss equal to the excess, if any, of the exercise price of such ISO over the sales price of the ISO Shares, and (4) the Corporation will generally be entitled to a federal income tax deduction equal to the amount of ordinary income recognized by the optionee per clause (2). Income tax withholding on ordinary income recognized by the optionee per clause (2) is optional. If the optionee sells the ISO Shares at any time after the optionee has satisfied the Holding Period, then the optionee will recognize capital gain or loss equal to the difference between the sales price and the exercise price of such ISO, and the Corporation will not be entitled to a federal income tax deduction.

     The amount by which the fair market value of the ISO Shares received upon exercise of an ISO exceeds the exercise price of such ISO will be included as a positive adjustment in the calculation of an optionee's "alternative minimum taxable income" ("AMTI") in the year of exercise. The "alternative minimum tax" imposed on individual taxpayers is generally equal to the amount by which 28% (26% of AMTI below certain amounts) of the individual's AMTI (reduced by certain exemption amounts) exceeds his or her regular income tax liability for the year.

Non-Qualified Stock Options

     An optionee does not recognize income and the Corporation is not entitled to a deduction at the time of the grant of an NQSO. The optionee recognizes ordinary income upon the exercise of a NQSO in an amount equal to the difference between the fair market value of the stock on the date of exercise of the NQSO and the exercise price of the NQSO and, provided the deduction is not otherwise disallowed under the Code, the Corporation will be entitled to a federal income tax deduction in an amount equal to such amount. The income recognized by optionees who are employees of the Corporation will be reported on the employee's W-2 form, and the income recognized by non-employee optionees will be reported on a 1099 form. Income recognized by optionees who are employees will be subject to income tax and FICA withholding by the Corporation and the Corporation will not issue shares upon exercise of an option unless and until arrangements satisfactory to the Corporation shall have been made to satisfy any tax withholding obligations.

     The optionee's basis for determination of gain or loss upon the subsequent disposition of shares acquired on the exercise of an NQSO will be the amount paid for such shares plus any ordinary income recognized as a result of the exercise of such option. Upon disposition of any shares acquired pursuant to the exercise of an NQSO, the difference between the sale price and the optionee's basis in the shares will be treated as a capital gain or loss and generally will be characterized as long-term capital gain or loss if the shares have been held for more than one year at the time of their disposition.

Section 162(m)

     Section 162(m) of the Code limits to $1,000,000 the amount of compensation that may be deducted by the Corporation in any year with respect to the CEO and its other four most highly compensated officers. Certain performance-based compensation is not subject to the deduction limit. The Corporation intends to qualify certain compensation paid to executive officers for deductibility under the Code, including Section 162(m). However, the Corporation may from time to time pay compensation to its executive officers that may not be deductible.

                                     ITEM IV
                                  OTHER MATTERS

     The Board of Directors knows of no other matters to be brought before the Annual Meeting. If other matters are properly brought before the Annual Meeting, it is intended that the persons named as proxies on the proxy card will have discretionary authority to vote on such matters in accordance with their best judgment.


                        STOCK OWNERSHIP OF MANAGEMENT AND
                            CERTAIN BENEFICIAL OWNERS

     The following tables set forth information regarding the beneficial ownership of the Common Stock and the Preferred Stock as of March 1, 2000 by (i) each director or nominee for director, (ii) the Chief Executive Officer and each of the other named executive officers listed in the Summary Compensation Table appearing later in this Proxy Statement, (iii) all executive officers and directors of the Corporation as a group and (iv) each person who is known by the Corporation to be the beneficial owner of more than 5% of the Common Stock or the Preferred Stock as of such date. Except as noted below, each person listed in the table has sole investment and voting power with respect to the shares held by such person. This information has been furnished by the persons listed in this table.

                Stock Ownership of Management as of March 1, 2000



Name of                                                                        Amount and Nature of             % of the Common
Beneficial Owner                                                             Beneficial Ownership(1)           Stock Outstanding

Clark W. Hinsdale III................................................                               210(2)                         *
Stephen J. George....................................................                               100(3)                         *
Philip P. Weber......................................................                           100,987(4)                      1.63
James J. Bettini.....................................................                            50,793(5)                         *
Victoria M. Stanton..................................................                            51,065(6)                         *
Timothy A. Walsh.....................................................                            50,430(7)                         *
William T. Conine....................................................                             8,570(8)                         *
Robert L. Baker......................................................                               963(9)                         *
Wayne R. Bissonette..................................................                                0(10)                         *
Randolph C. Blackmer, Jr.............................................                              800(11)                         *
Fred E. Butler, Sr...................................................                              587(12)                         *
Joseph E. Calhoun....................................................                               73(13)                         *
James V. Crane.......................................................                              350(14)                         *
Sandra A. George.....................................................                                0(15)                         *
Gordon H. Gowen......................................................                            1,017(16)                         *
Jon R. Greenwood.....................................................                            1,479(17)                         *
Arthur D. Keown, Jr..................................................                                0(18)                         *
W. Bruce Krenning....................................................                               30(19)                         *
John W. Lincoln......................................................                              167(20)                         *
Wayne A. Mann........................................................                               67(21)                         *
Frank W. Matheson....................................................                              372(22)                         *
John P. Moskos.......................................................                                    0                         *
Edward J. Muhl.......................................................                                    0                         *
Norma R. O'Leary.....................................................                            1,216(23)                         *
John I. Rigolizzo, Jr................................................                               27(24)                         *
Howard T. Sprow......................................................                                    0                         *
William M. Stamp, Jr.................................................                              534(25)                         *
Charles A. Wilfong...................................................                              643(26)                         *
Tyler P. Young.......................................................                              227(27)                         *
All directors, nominees and executive officers as a group (32) persons                         284,143(28)                      4.45

-----------

*        less than 1%


                 Holders of Greater Than 5% of the Common Stock



Name and Address of                                                              Amount and Nature of           % of the Common
Beneficial Owner                                                                 Beneficial Ownership          Stock Outstanding

FMR Corp...................................................................                    500,000(29)                      8.18
82 Devonshire Street
Boston, MA 02109

New York Farm Bureau Service Company, Inc..................................                    341,599(30)                      5.59
Route 9W, Box 992
Glenmont, NY 12077-0992

W. R. Berkley Corporation..................................................                    325,900(31)                      5.33
165 Mason Street
P.O. Box 2518
Greenwich, CT 06836-2518

Gotham Partners, L. P.,....................................................                    316,400(32)                      5.18
Gotham Partners II, L.P. and
Gotham International Advisors, L.L.C.
110 E. 42nd Street, 18th Floor
New York, NY 10017


                Holders of Greater Than 5% of the Preferred Stock



Name and Address of                                                              Amount and Nature of           % of the Common
Beneficial Owner                                                                 Beneficial Ownership          Stock Outstanding

New York Farm Bureau Service Company, Inc..................................                         64,682                     39.63
Route 9W, Box 992
Glenmont, NY 12077-0992

New Jersey Farm Bureau Service Company.....................................                         44,100                     27.02
168 West State Street
Trenton, NJ 08608

Massachusetts Farm Bureau Service Company Inc..............................                         19,109                     11.71
466 Chestnut Street
Ashland, MA 01721-2299

Connecticut Farm Bureau Association, Inc...................................                         13,229                      8.11
510 Pigeon Hill Road
Windsor, CT 07095-2141


-----------


(1) No beneficial owner in this table holds any Preferred Stock of the Corporation except as otherwise indicated in the notes hereto.

(2) Excludes 467 shares of the Common Stock and 33 shares of the Preferred Stock owned by Vermont Farm Bureau, Inc. and its affiliates. Mr. Hinsdale is President and a Director of Vermont Farm Bureau, Inc.

(3) Excludes 232,523 shares of the Common Stock and 44,100 shares of the Preferred Stock owned by New Jersey Farm Bureau and its affiliates. Mr. George is a Director of New Jersey Farm Bureau Service Company.

(4) Represents 1,237 shares as to which voting and investment power are shared with Brenda Lee Weber and options to acquire 99,750 shares that may be exercised within 60 days.

(5) Represents 563 shares as to which voting and investment power are shared with Marie C. Bettini and options to acquire 50,230 shares that may be exercised within 60 days.

(6) Includes 685 shares as to which voting and investment power are shared with Randy M. Sweeney and options to acquire 50,230 shares that may be exercised within 60 days.

(7) Includes options to acquire 50,230 shares that may be exercised within 60 days.

(8) Represents 270 shares as to which voting and investment power are shared with Judith Conine and options to acquire 8,300 shares that may be exercised within 60 days.

(9) Represents 33 shares as to which voting and investment power are shared with Pamela M. Baker, 86 shares as to which voting and investment power are shared with Delaware Produce Growers, Inc., 744 shares as to which voting and investment power are shared with Baker Farms, Inc. and 100 shares held by the Robert L. Baker Revocable Trust. Excludes 38,645 shares of the Common Stock and 7,349 shares of the Preferred Stock owned by Delaware Farm Bureau, Inc. Mr. Baker is President and a Director of Delaware Farm Bureau, Inc.

(10) Excludes 467 shares of the Common Stock and 33 shares of the Preferred Stock owned by Vermont Farm Bureau, Inc. and its affiliates. Mr. Bissonette is First Vice President and a Director of Vermont Farm Bureau, Inc.

(11) Represents shares as to which voting and investment power are shared with Myrtie I. Blackmer or Ag Services, Inc. Excludes 69,540 shares of the Common Stock and 13,229 shares of the Preferred Stock owned by Connecticut Farm Bureau Association, Inc. Mr. Blackmer is President and a Director of Connecticut Farm Bureau Association, Inc.

(12) Represents shares as to which voting and investment power are shared with Norma Gene Butler. Excludes 37,935 shares of the Common Stock and 5,882 shares of the Preferred Stock owned by West Virginia Farm Bureau, Inc. Mr. Butler is a Director of West Virginia Farm Bureau, Inc.

(13) Represents shares as to which voting and investment power are shared with Bessie J. Calhoun.

(14) Represents shares as to which voting and investment power are shared with Crane Bros., Inc. Excludes 15,846 shares of the Common Stock and 2,943 shares of the Preferred Stock owned by Maine Farm Bureau Association and its affiliates. Mr. Crane is a Director of Maine Farm Bureau Association.

(15) Excludes 15,846 shares of the Common Stock and 2,943 shares of the Preferred Stock owned by Maine Farm Bureau Association and its affiliates. Ms. George is President and a Director of Maine Farm Bureau Association.

(16) Includes 929 shares as to which voting and investment power are shared with Elizabeth R. Gowen. Excludes 233 shares of the Common Stock and 5 shares of the Preferred Stock owned by New Hampshire Farm Bureau Federation. Mr. Gowen is President and a Director of New Hampshire Farm Bureau Federation.

(17) Represents shares as to which voting and investment power are shared with Linda R. Greenwood. Excludes 341,599 shares of the Common Stock and 64,682 shares of the Preferred Stock owned by New York Farm Bureau, Inc. and its affiliates. Mr. Greenwood is Vice President and a Director of New York Farm Bureau, Inc.

(18) Excludes 100,959 shares of the Common Stock and 19,109 shares of the Preferred Stock owned by Massachusetts Farm Bureau Federation, Inc. and its affiliates. Mr. Keown is President and a Director of Massachusetts Farm Bureau Federation, Inc.

(19) Represents shares as to which voting and investment power are shared with Diane Z. Krenning. Excludes 341,599 shares of the Common Stock and 64,682 shares of the Preferred Stock owned by New York Farm Bureau, Inc. and its affiliates. Mr. Krenning is a Director of New York Farm Bureau, Inc.

(20) Includes 113 shares as to which voting and investment power are shared with S. Anne Lincoln. Excludes 341,599 shares of the Common Stock and 64,682 shares of the Preferred Stock owned by New York Farm Bureau, Inc. and its affiliates. Mr. Lincoln is President and a Director of New York Farm Bureau, Inc.

(21) Represents shares as to which voting and investment power are shared with Ruth F. Mann. Excludes 233 shares of the Common Stock and 5 shares of the Preferred Stock owned by New Hampshire Farm Bureau Federation. Mr. Mann is First Vice President and a Director of New Hampshire Farm Bureau Federation.

(22) Includes 69 shares as to which voting and investment power are shared with Eunice Matheson. Excludes 100,959 shares of the Common Stock and 19,109 shares of the Preferred Stock owned by Massachusetts Farm Bureau Federation, Inc. and its affiliates. Mr. Matheson is Vice President and a Director of Massachusetts Farm Bureau Federation, Inc.

(23) Includes 71 shares as to which voting and investment power are shared with Ernest J. O'Leary.

(24) Represents shares as to which voting and investment power are shared with Marita Rigolizzo. Excludes 232,523 shares of the Common Stock and 44,100 shares of the Preferred Stock owned by New Jersey Farm Bureau and its affiliates. Mr. Rigolizzo is President and a Director of New Jersey Farm Bureau.

(25) Includes 297 shares as to which voting and investment power are shared with Stamp Farm Enterprises, Inc. or Carol Stamp. Excludes 31,912 shares of the Common Stock and 5,882 shares of the Preferred Stock owned by Rhode Island Farm Bureau Federation, Inc. Mr. Stamp is President and a Director of Rhode Island Farm Bureau Federation, Inc.

(26) Represents shares as to which voting and investment power is shared with Linda Wilfong. Excludes 37,935 shares of the Common Stock and 5,882 shares of the Preferred Stock owned by West Virginia Farm Bureau, Inc. Mr. Wilfong is President and a Director of West Virginia Farm Bureau, Inc.

(27) Represents shares as to which voting and investment power are shared with Karla K. Young. Excludes 31,912 shares of the Common Stock and 5,882 shares of the Preferred Stock owned by Rhode Island Farm Bureau Federation, Inc. Mr. Young is Vice President and a Director of Rhode Island Farm Bureau Federation, Inc.

(28) Includes options to acquire 271,990 shares that may be exercised within 60 days.

(29) Based on Schedule 13G/A dated February 14, 2000 filed with the Securities and Exchange Commission (the "SEC") by FMR Corp. which has the sole dispositive power over 500,000 shares and the voting power over 0 shares.

(30) Based on Schedule 13D dated April 16, 1999 filed with the SEC by New York Farm Bureau Service Company, Inc. which has the sole dispositive and the sole voting power over 341,599 shares.

(31)     Based on Schedule 13G/A dated February 8, 1999 filed with the SEC by W.
         R. Berkley Corporation which has the sole dispositive and the sole voting power over 325,900 shares.

(32) Based on Schedule 13G/A dated February 15, 2000 filed with the SEC by Gotham Partners, L.P., Gotham Partners II, L.P. and Gotham International Advisors, L.L.C., Gotham Partners, L.P. has the sole dispositive power and the sole voting power over 252,634 shares. Gotham Partners II, L.P. has sole dispositive power and the sole voting power over 4,441 shares. Gotham International Advisors, L.L.C. has sole dispositive power and the sole voting power over 59,325 shares.

Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Securities Exchange Act of 1934 requires executive officers and directors, and persons who beneficially own more than 10% of the Common Stock, to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission (the "SEC") and the New York Stock Exchange. Such persons are required by SEC regulations to provide to the Corporation copies of all their Section 16(a) filings. Based solely on a review of the forms furnished to the Corporation and written representations from the Corporation's executive officers and directors, the Corporation believes that there was full compliance with all Section 16(a) filing requirements for the year ended December 31, 1999 with the exception of one Form 3 filed late by Richard E. Long.

                             EXECUTIVE COMPENSATION

     The following table sets forth information regarding the compensation of the Chief Executive Officer and the other four most highly compensated executive officers of the Corporation. The figures below represent the aggregate compensation paid to such executive officers by the Corporation, FFCIC, FFLIC and UFFIC (collectively, the "Companies").

                           SUMMARY COMPENSATION TABLE



                          Name and
                     Principal Position
                                                                                                       Long Term
                                                                                                      Compensation
                                                                                                         Awards
                                                                  Year      Salary    Bonus              Options        Compensation
                                                                              ($)       ($)                (#)              ($)

Philip P. Weber.............................................      1999     375,000  193,094(1)             75,000          55,228(2)
President & Chief Executive Officer                               1998     325,000  193,701(1)                  -          51,747
                                                                  1997     300,000  180,000(1)             75,000          38,815
Victoria M. Stanton.........................................      1999     240,000   84,374(1)             31,000          34,451(3)
Executive Vice President,                                         1998     213,000   84,690(1)                  -          31,965
General Counsel & Secretary                                       1997     200,000   90,000(1)             40,000          26,521

Timothy A. Walsh............................................      1999     215,000   77,494(1)             31,000          28,354(4)
Executive Vice President-Finance                                  1998     175,000   73,011(1)                  -          24,829
& Treasurer                                                       1997     140,000   63,000(1)             40,000          19,362

James J. Bettini............................................      1999     200,000   69,752(1)             31,000          26,847(5)
Executive Vice President-Operations                               1998     168,000   68,443(1)                  -          25,111
                                                                  1997     160,000   72,000(1)             40,000          21,862
William T. Conine...........................................      1999     126,000   32,061(1)             10,000          16,713(6)
Senior Vice President-Information Services                        1998     121,000   36,795(1)                  -          16,802
FFCIC, FFLIC                                                      1997     116,000   34,800(1)              5,000          14,027


-----------

(1) Represents bonuses earned in the year reported by the named executive officer pursuant to the Corporation's Annual Incentive Plan and FFLIC's Annual Incentive Plan. Under the Annual Incentive Plans, bonus payments are made during the year subsequent to the year in which the bonus is earned.

(2) Represents a contribution of $14,400 earned under the Farm Family Profit Sharing Plan and the Farm Family Money Purchase Plan (collectively, the "Profit Sharing and Money Purchase Plan"), a credit of $38,215 earned under the Farm Family Supplemental Money Purchase and Profit Sharing Plan (the "Supplemental Plan") and a group term life insurance premium of $2,613 paid by the Companies for the benefit of Mr. Weber, which resulted in $2,505 of taxable income. Contributions under the Profit Sharing and Money Purchase Plan and credits under the Supplemental Plan are made during the year subsequent to the year in which they are earned.

(3) Represents a contribution of $14,400 earned under the Profit Sharing and Money Purchase Plan, a credit of $15,879 earned under the Supplemental Plan, a credit of $2,848 representing the difference between market interest rates determined pursuant to SEC rules and the "Prime Rate" as published in the "Money Rates" section of The Wall Street Journal credited by the Corporation on salary deferred pursuant to the Officers' Deferred Compensation Plan and a group term life insurance premium of $1,324 paid by the Companies for the benefit of Ms. Stanton, of which $604 was taxable income. Contributions under the Profit Sharing and Money Purchase Plan and credits under the Supplemental Plan are made during the year subsequent to the year in which they are earned.

(4) Represents a contribution of $14,400 earned under the Profit Sharing and Money Purchase Plan, a credit of $12,615 earned under the Supplemental Plan and a group term life insurance premium of $1,339 paid by the Corporation for the benefit of Mr. Walsh, of which $619 was taxable income. Contributions under the Profit Sharing and Money Purchase Plan and credits under the Supplemental Plan are made during the year subsequent to the year in which they are earned.

(5) Represents a contribution of $14,400 earned under the Profit Sharing and Money Purchase Plan, a credit of $11,148 earned under the Supplemental Plan and a group term life insurance premium of $1,299 paid by the Companies for the benefit of Mr.Bettini, of which $867 was taxable income. Contributions under the Profit Sharing and Money Purchase Plan and credits under the Supplemental Plan are made during the year subsequent to the year in which they are earned.

(6) Represents a contribution of $14,400 earned under the Profit Sharing and Money Purchase Plan, a credit of $1,293 earned under the Supplemental Plan, and a group term life insurance premium of $1,020 paid by the Companies for the benefit of Mr.Conine, of which $913 was taxable income. Contributions under the Profit Sharing and Money Purchase Plan and credits under the Supplemental Plan are made during the year subsequent to the year in which they are earned.

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR


                                                                            Individual Grants

Name                                       Number of             % of Total     Exercise      Expiration                Grant Date
                                           Securities           Options/SARs     Price           Date             Present Value $(2)
                                           Underlying            Granted to      ($/Sh)
                                          Options/SARs            Employees
                                            Granted             in Fiscal Year
                                              (#)
Philip P. Weber................              75,000(1)              29.07%      $32.625          2/24/09                    $918,000
James J. Bettini...............              31,000(1)              12.02%      $32.625          2/24/09                    $379,440
Victoria M. Stanton............              31,000(1)              12.02%      $32.625          2/24/09                    $379,440
Timothy A. Walsh...............              31,000(1)              12.02%      $32.625          2/24/09                    $379,440
William T. Conine..............              10,000(1)               3.88%      $32.625          2/24/09                    $122,400


-----------

(1) All options vest in approximately equal amounts over a three (3) year period and immediately vest and become exercisable or satisfiable, as applicable, in the event of a Change of Control of the Corporation (as defined in the Corporation's Omnibus Securities Plan). All options vest upon termination of the holder's employment with the Corporation on account of death, Permanent and Total Disability (as defined in the Corporation's Omnibus Securities Plan), or retirement upon or after attaining age fifty-five (55).

(2) The Black-Scholes method is used with these assumptions: expected volatility of 25.64%, dividend yield of 0%, expected life of 6 years, initial annual forfeiture rate of 5% and risk-free interest rate of 5.32%.

               AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                      AND FISCAL YEAR-END OPTION/SAR VALUES

                                                                     Number of Securites                  Value of Unexercised
                                   Shares                          Underlying Unexercised                 In-the-Money Options/
                                  Acquired                            Options/SARs at                            SARs
                                    Upon            Value               FY-End(#)(1)                         at FY-End ($)
Name                              Exercise         Realized       Exercisable       Unexercisable       Exercisable    Unexercisable
                                        (#)           ($)             (#)                (#)                ($)                ($)
Philip P. Weber............              0             0            75,000              75,000         1,476,750             721,875
Victoria M. Stanton........              0             0            40,000              31,000           787,600             298,375
Timothy A. Walsh...........              0             0            40,000              31,000           787,600             298,375
James J. Bettini...........              0             0            40,000              31,000           787,600             298,375
William T. Conine..........              0             0             5,000              10,000            98,450              96,250


-----------

(1) All options immediately vest and become exercisable or satisfiable, as applicable, in the event of a Change of Control of the Corporation (as defined in the Corporation's Omnibus Securities Plan). All options vest upon termination of the holder's employment with the Corporation on account of death, Permanent and Total Disability (as defined in the Corporation's Omnibus Securities Plan), or retirement upon or after attaining age fifty-five (55).

Pension Benefits

     The Corporation and its subsidiaries are participating employers under the Farm Family Employee Retirement Plan (the "Retirement Plan"). Substantially all salaried employees of the Corporation who were participants in the Plan on December 31, 1996, including executive officers, are eligible to receive pension benefits under the Retirement Plan. Effective January 1, 1997, benefits available through the Retirement Plan were frozen and new benefit accruals under the Retirement Plan were discontinued as of December 31, 1996. The Retirement Plan is a tax-qualified defined benefit retirement plan which is subject to the Employee Retirement Income Security Act of 1974, as amended. Federal law limits the amount of pension benefits that can be accrued and compensation that can be recognized under a tax-qualified retirement plan such as the Retirement Plan. FFCIC and FFLIC have adopted a non-qualified unfunded retirement plan, the Farm Family Supplemental Employee Retirement Plan (the "SERP"), for the payment of those benefits at retirement that cannot be accrued under the Retirement Plan on account of the Federal law limits on the amount of pension benefits that can be accrued and compensation that can be recognized under the Retirement Plan. The practical effect of the SERP is to provide for the calculation of retirement benefits on a uniform basis for all employees. Benefit payments under the Retirement Plan and the SERP are allocated among the Corporation, FFCIC, FFLIC and UFFIC pursuant to expense sharing arrangements.

     The table below illustrates the approximate annual retirement benefits which would be payable at age 65 under the Retirement Plan and, if applicable, under the SERP.

                                       Pension Plan Table


                                               Years of Service
Remuneration              15           20            25           30            35
            $100,000      $30,000       $40,000      $50,000       $60,000       $60,000
             150,000       45,000        60,000       75,000        90,000        90,000
             200,000       60,000        80,000      100,000       120,000       120,000
             250,000       75,000       100,000      125,000       150,000       150,000
             300,000       90,000       120,000      150,000       180,000       180,000
             350,000      105,000       140,000      175,000       210,000       210,000
             400,000      120,000       160,000      200,000       240,000       240,000


     The annual pension benefit under the Retirement Plan and, when applicable, the SERP equals 2.0% of Average Annual Compensation multiplied by years of service (not to exceed 30 years). The credited years of service under the Retirement Plan and, when applicable, the SERP for Mr. Weber, Mr. Bettini, Ms. Stanton, Mr. Walsh and Mr. Conine are 17, 18, 6, 2 and 22, respectively. The credited Average Annual Compensation under the Retirement Plan and, when applicable, the SERP for Mr. Weber, Mr. Bettini, Ms. Stanton, Mr. Walsh and
Mr. Conine   is  $254,785,   $124,674,   $121,121,   $130,059,   and   $112,376,
respectively. Benefits under the Retirement Plan and the SERP are not subject to Social Security or other offset amounts.


Severance Plan

     Each of the officers of the Corporation is eligible for severance benefits under the Corporation's, FFCIC's and FFLIC's joint Officer Severance Pay Plan, as amended (the "Severance Plan") when such officer's employment is terminated under defined qualifying conditions, which include, but are not limited to, a Change in Control (as defined in the Severance Plan) of the Companies and Good Reason (as defined in the Severance Plan). Under the Severance Plan, the Companies will pay to a qualifying officer severance benefits generally equal to the greater of (i) one week's Salary (as defined below) for each year of service with the Companies or (ii) 36 months Salary in the case of the Chief Executive Officer, 24 months Salary in the case of an Executive Vice President, 12 months Salary in the case of a Senior Vice President and 6 months Salary in the case of any other officer. Under the Severance Plan, Salary is defined to include the sum of (i) the highest rate of wages, salaries and fees for professional services and other amounts received by the officer for personal services actually rendered in the course of employment with the Companies within the last two years, on an annualized basis and (ii) the highest Target Award Opportunity established for the officer under each of the Corporation's and FFLIC's Annual Incentive Plan within the last two years. In addition, the Severance Plan provides for (i) payment of unpaid base salary, accrued vacation pay, unreimbursed business expenses and other items owed through date of termination;
(ii) continuation of medical, dental, group term life and disability insurance coverages for a specified maximum period, except to the extent that substantially similar benefits are provided by a subsequent employer; and (iii) payment for outplacement services for a two-year period (subject to a maximum). The Severance Plan also provides for a gross-up payment in the event that any payment, award, benefit or distribution, or any acceleration thereof, by the Companies (or any of their affiliated entities) or any entity which effectuates a Change in Control (or any of its affiliated entities) to or for the benefit of a qualifying officer pursuant to the terms of the Severance Plan or any other agreement are subject to the excise tax imposed by Section 4999 of the Internal Revenue Code of 1986, as amended.

Change in Control Arrangements

     In addition to the Severance Plan discussed above and the Corporation's Omnibus Securities Plan, which is described in "Item III-Approval of Amendments to the Corporation's Omnibus Securities Plan", certain other of the Corporation's compensation plans applicable to the named executive officers appearing in the Summary Compensation Table include provisions regarding payments pursuant to such plans in the event of the change in control of the Corporation. Plans containing such provisions are described below. These provisions are generally applicable to all participants in such plans.

Annual Incentive Plan

     In 1996, the Board of Directors of the Corporation adopted the Farm Family Holdings, Inc. Annual Incentive Plan, which was amended and restated as of October 27, 1998 and further amended by Amendment No. 1 thereto dated as of July 28, 1999 (as amended and restated, the "Annual Incentive Plan") to provide incentives and financial rewards to officers and other key employees of the Corporation selected for participation by the Board of Directors. The Annual Incentive Plan authorizes the payment of cash awards calculated as a percentage of base salary with the applicable percentage determined based on the performance of the participant assessed according to the achievement of predefined goals derived from the Corporation's and its affiliates' strategic plans and budgets. Except in the event of a Change in Control (as defined in the Annual Incentive Plan), achievement of a target performance level is a prerequisite to the receipt of an award pursuant to the Annual Incentive Plan. In the event of a Change in Control, each participant will receive payment of an amount equal to the greater of the participant's actual Earned Award or Target Award Opportunity (both as defined in the Annual Incentive Plan) for the plan year in which the Change in Control occurs, regardless of whether the participant achieved the target performance level.

     Also in 1996, the Board of Directors of FFLIC adopted the Farm Family Life Insurance Company Annual Incentive Plan, which was amended and restated as of October 27, 1998, and further amended by Amendment No. 1 thereto dated as of July 28, 1999 to provide incentives and financial awards to officers and other key employees of FFLIC selected for participation by FFLIC's Board of Directors. The terms of the Farm Family Life Insurance Company Annual Incentive Plan are substantially identical to the terms of Farm Family Holdings, Inc.'s Annual Incentive Plan described above.

Officers' Deferred Compensation Plan

     In 1996, the Board of Directors of the Corporation adopted a non-qualified, unfunded Officers' Deferred Compensation Plan which was amended by Amendment No. 1 dated as of October 27, 1998 and Amendment No. 2 dated as of July 28, 1999 (as amended, the "Deferred Compensation Plan") pursuant to which officers of the Corporation and its affiliates selected by the Board of Directors as eligible to participate in the Deferred Compensation Plan may elect to defer compensation payable by the Corporation or its affiliates. Participants may elect to receive their Accrued Benefit (as defined in the Deferred Compensation Plan) in a single lump sum or in five (5), ten (10) or fifteen (15) equal annual installments commencing upon the date of termination of service with the Corporation. In the event of a Change in Control (as defined in the Deferred Compensation Plan), each participant shall receive that participant's entire Accrued Benefit, in a single sum, as soon as administratively practicable following the date of the Change in Control.

Compensation Committee Interlocks and Insider Participation

     In 1999, the Corporation's Compensation Committee was comprised of Randolph
C. Blackmer, James V. Crane, John P. Moskos, Howard T. Sprow and Tyler P. Young. Mr. Blackmer is President and a Director of Connecticut Farm Bureau Association, Inc. For the year ended December 31, 1999 FFCIC and FFLIC collectively paid $68,505 to the Connecticut Farm Bureau Association, Inc. under Membership List Purchase Agreements. Mr. Young is Vice President and a Director of Rhode Island Farm Bureau Federation, Inc. For the year ended December 31, 1999, FFCIC and FFLIC collectively paid $38,550 to the Rhode Island Farm Bureau Federation, Inc. under Membership List Purchase Agreements. See "Certain Relationships and Related Transactions-Farm Bureaus-Membership List Purchase Agreement."

Report of the Compensation Committee of Farm Family Holdings, Inc.



Overview

     The Compensation Committee is responsible for establishing compensation objectives for the Corporation, recommending policies and plans to the Board of Directors of the Corporation concerning salaries, bonuses and other forms of compensation of the Corporation's executive officers, reviewing policies regarding management perquisites and granting stock options, restricted stock and other awards under long-term incentive plans. In addition, the Compensation Committee recommends policies and plans to the Board of Directors of the Corporation concerning director compensation. In carrying out its duties, the Compensation Committee has direct access to independent compensation consultants and outside survey data.

     The objectives of the Corporation's executive compensation program are to attract and retain the highest caliber of executive talent and to align executive reward programs with the interests of shareholders in growing the Corporation, maximizing economic value and enhancing products and services.

     In order to further these objectives, target base salary and annual and long-term incentive opportunities are established such that a substantial portion of the executive officers' total compensation is placed at-risk in the form of performance-related incentives. Base salaries are set to be at or near the median of the labor market for similar positions at similar companies in like markets. Long-term incentive opportunities are established so that total compensation (the sum of base salary, annual incentive and present value of long-term incentives) can exceed the median of such labor market when the Corporation's financial performance and total shareholder return objectives are exceeded.

     This report reflects the compensation philosophy of the Corporation as endorsed by the Compensation Committee and approved by the Board of Directors of the Corporation. All cash compensation is paid by FFCIC and allocated among the Corporation, FFCIC, FFLIC and UFFIC (collectively the "Companies") pursuant to expense sharing arrangements among the Companies. All members of the Corporation's Compensation Committee are also members of FFCIC's and FFLIC's Compensation Committees.

Components of Executive Compensation

     The components of the 1999 compensation for executive officers of the Corporation, including the Chief Executive Officer, consist of base salary, annual and long-term incentive compensation.

     Base Salary. Base salary for each executive officer is set based on a subjective evaluation of the recommendations of the Chief Executive Officer, salary levels in effect for comparable positions in the marketplace, personal performance and potential future contributions to the Companies. The 1999 base salaries for the executive officers were recommended by the Compensation Committee and approved by the Corporation's Board of Directors.

     Annual Incentive Compensation. In 1996, the Compensation Committee recommended, and the Board approved, the Corporation's Annual Incentive Plan to provide incentives and financial rewards to officers and other key employees of the Corporation and its subsidiaries who are responsible for, or contribute to, the management, growth or profitability of the business of the Corporation, or its subsidiaries. The Annual Incentive Plan became effective January 1, 1997 and is designed to tie annual incentive compensation to performance goals.

     Annual bonuses paid to executive officers under the Annual Incentive Plan are a significant element of the Corporation's executive compensation program. Objective performance measures and target performance levels are established annually by the Compensation Committee for each executive officer. Performance measures for each executive officer are based on the executive officer's responsibilities. Relative weights are assigned to each of the performance measures to determine the portion of the annual bonuses to be represented by each variable. In addition, "threshold," "target" and "outstanding" performance levels are set for each of the performance measures, and bonus payments, as a percentage of base salary, are established for each performance level.

     Under the Annual Incentive Plan, 1999 target bonuses were established at 50% of base salary for the Chief Executive Officer and Senior Vice President-New York Sales, 35% of base salary for Executive Vice Presidents and 25% of base salary for Senior Vice Presidents, other than the Senior Vice President-New York Sales. Actual bonuses paid pursuant to the Annual Incentive Plan may range from 0% to 150% of the target bonus. The 1999 target bonus percentages were recommended by the Compensation Committee and approved by the Corporation's Board of Directors.

     The performance measures for 1999 were tied to quantifiable financial objectives, such as the achievement of operating income and premium growth targets, thereby establishing a direct link between executive pay and corporate profitability. In addition to objective performance measures, the Chief Executive Officer's evaluation of each executive officer's overall performance accounted for up to 20% of the officer's overall performance measure to determine the final incentive amount for each executive officer, other than the Chief Executive Officer. The Compensation Committee's evaluation of the Chief Executive Officer's overall performance, as approved by the Corporation's Board of Directors, accounted for 20% of the Chief Executive Officer's overall performance measure. The Compensation Committee approved the 1999 performance measures and performance levels in December 1998 and certified attainment of the performance levels following the end of 1999. Under the Annual Incentive Plan, payment is made during the year subsequent to the year in which the bonus is earned, after attainment of the performance levels is certified by the Compensation Committee. Awards paid in 2000 for the 1999 bonus year under the Corporation's Annual Incentive Plan were based on company profitability at between the "threshold" and "target" levels and Chief Executive Officer's or Board of Director's evaluation at the "outstanding" level.

     On April 6, 1999, the Corporation acquired all of the outstanding stock of FFLIC which has an Annual Incentive Plan with substantially identical terms as the Corporation's Annual Incentive Plan. FFLIC's Annual Incentive Plan was continued for 1999. Awards paid in 2000 for the 1999 bonus year under FFLIC's Annual Incentive Plan were based on company profitability at between the "target" and "outstanding" levels and Chief Executive Officer's or Board of Director's evaluation at the "outstanding" level.

     Long-Term Incentive Compensation. In 1996, the Compensation Committee recommended, and the Board adopted, the Corporation's Omnibus Securities Plan (the "Plan") which was approved by the Corporation's stockholders on April 22, 1997. The Compensation Committee administers the Plan and as part of such administration determines the number and type of Awards to be granted to the Corporation's executive officers. In 1999, the Compensation Committee granted non-qualified stock options to certain executive officers of the Corporation, FFCIC and FFLIC. The exercise price of each such non-qualified stock option is equal to the fair market value of a share of the Corporation's Common Stock on the date of the grant. The Compensation Committee's grant of the non-qualified stock options was ratified by the Board of Directors. The grants of non-qualified stock options were based on long-term incentive data of financial services companies combined with analysis of award levels at peer group companies. In addition, in making the determination of the number of non-qualified stock options granted to each executive officer in 1999, the Committee took into account the fact that Awards under the Plan had not been granted since 1997. See "Executive Compensation-Options" for information on options granted in 1999 to the Corporation's named executive officers.

CEO Compensation

     For 1999, Mr. Weber's base salary was established at $375,000. Mr. Weber's 1999 base salary was set based on a subjective evaluation of salary levels in effect for comparable positions in the marketplace, personal performance and potential future contributions to the Companies. The Compensation Committee recommended, and the Board approved a 1999 bonus of $88,890 for Mr. Weber under the Corporation's Annual Incentive Plan. Eighty percent of Mr. Weber's 1999 bonus under the Corporation's Annual Incentive Plan was based on achievement of between the "threshold" and "target" performance levels of company profitability as measured by operating income targets and the remaining 20% was based on the Compensation Committee's evaluation of Mr. Weber's performance, as approved by the Corporation's Board of Directors. Mr. Weber also earned a 1999 bonus of $104,204 under FFLIC's Annual Incentive Plan. Eighty percent of Mr. Weber's 1999 bonus under FFLIC's Annual Incentive Plan was based on achievement of between "target" and "outstanding" performance levels of company profitability as measured by operating income targets and the remaining 20% was based on FFLIC's Compensation Committee's evaluation of Mr. Weber's performance, as approved by FFLIC's Board of Directors. In addition, during 1999, the Compensation Committee granted to Mr. Weber non-qualified stock options to purchase 75,000 shares of Common Stock of the Corporation under the Corporation's Omnibus Securities Plan. The Compensation Committee's grant of non-qualified stock options to Mr. Weber was ratified by the Board of Directors. The non-qualified stock options vest in approximately equal amounts over a three (3) year period and have an exercise price equal to the fair market value of the Common Stock of the Corporation on February 25, 1999. See "Executive Compensation-Options."

Compliance with Internal Revenue Code Section 162(m)

     Section 162(m) of the Internal Revenue Code, enacted in 1993, generally disallows a tax deduction to public companies for compensation over $1 million paid to the Chief Executive Officer and four other most highly compensated executive officers. Qualifying performance-based compensation will not be subject to the deduction limit if certain requirements are met. The Corporation has not paid any compensation to any executive officers that was not deductible by reason of the prohibition in Section 162(m). The Compensation Committee believes that tax deductibility is a important factor, but not the sole factor to be considered in setting executive compensation policy. Accordingly, the Compensation Committee generally intends to take such reasonable steps as are required to avoid the loss of a tax deduction due to Section 162(m), but reserves the right, in appropriate circumstances, to pay amounts which are not deductible.

Compensation Committee of Farm Family Holdings, Inc.



Randolph C. Blackmer, Jr.
James V. Crane
John P. Moskos
Howard T. Sprow
Tyler P. Young

                         COMMON STOCK PERFORMANCE GRAPH

     The graph below compares the cumulative total stockholder return on the Common Stock for the period July 23, 1996 (when the Corporation became a public company) through December 31, 1999 with the cumulative total return on the S&P 500 Index, the S&P Insurance (Property-Casualty) Index, the S&P SmallCap 600 Index and the S&P Insurance Composite Index over the same period.

     In the future, the Corporation plans to compare its stock performance to the S&P SmallCap 600 Index and the S&P Insurance Composite Index. The Corporation has elected to change its market index from the S&P 500 Index to the S&P SmallCap 600 Index, since the latter is more indicative of returns for companies with capital structures similar to the Corporation. The Corporation has also elected to change its other comparative index from the S&P Insurance (Property- Casualty) Index to the S&P Insurance Composite Index to reflect the addition of life insurance to the Corporation's lines of business, as a result of the acquisition of Farm Family Life Insurance Company on April 6, 1999.

                     COMPARISON OF CUMULATIVE TOTAL RETURN*
               AMONG FARM FAMILY HOLDINGS, INC., THE S&P 500 INDEX
     THE S&P SMALLCAP 600 INDEX, THE S&P INSURANCE (PROPERTY-CASUALTY) INDEX
                      AND THE S&P INSURANCE COMPOSITE INDEX

* $100 INVESTED ON 7/23/96 IN STOCK OR ON 6/30/96
IN INDEX n INCLUDING REINVESTMENT OF DIVIDENDS.
FISCAL YEAR ENDING DECEMBER 31.

                                                                  07/23/96*      12/31/96     12/31/97      12/31/98      12/31/99

Farm Family Holdings, Inc....................................           100.00       121.88        203.52        212.50       264.06
S & P 500....................................................           100.00       111.68        148.95        191.51       231.81
S & P SmallCap 600...........................................           100.00       109.08        136.99        140.73       158.18
S & P Insurance (Property-Casualty)..........................           100.00       116.48        169.43        157.65       117.52
S & P Insurance Composite....................................           100.00       117.12        171.10        176.85       183.25


                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS



Farm Family Life Insurance Company and United Farm Family Insurance Company

     Prior to April 6, 1999, Farm Family Life Insurance Company was an affiliate of the Corporation owned by Farm Bureau(R) organizations or their affiliates in New York, New Jersey, Delaware, West Virginia and all of the New England states. On April 6, 1999, the Corporation acquired all of the outstanding stock of Farm Family Life Insurance Company.

     The Corporation, Farm Family Casualty Insurance Company, Farm Family Life Insurance Company and Farm Family Life Insurance Company's wholly-owned subsidiary, United Farm Family Insurance Company, continue to operate under similar Boards of Directors, with similar senior management, shared home office premises, branch office facilities, data processing equipment, certain personnel and other operational expenses. Related party agreements in effect prior to the Corporation's acquisition of Farm Family Life Insurance Company on April 6, 1999 are described below.

Expense Sharing Agreement

     The Corporation, FFCIC, and FFLIC are parties to an Amended and Restated Expense Sharing Agreement, effective February 14, 1996 (the "Expense Sharing Agreement") pursuant to which shared expenses for goods, services and facilities are allocated among the parties in accordance with applicable provisions of the New York Insurance Law and regulations promulgated thereunder. For the year ended December 31, 1999, shared operating expenses totaled $29.8 million of which 4% or $1.3 million were allocated to the Corporation, 67% or $19.9 million to FFCIC and 29% or $8.6 million to FFLIC.

Lease Agreement

     FFCIC and FFLIC are parties to a Lease Agreement, dated January 1, 1999, (the "Lease Agreement"), pursuant to which FFCIC leases home office space in Glenmont, New York from the FFLIC. Annual rent under the Lease Agreement for the year ended December 31, 1999 was approximately $813,000.

Aggregate Stop-Loss Reinsurance Contract

     FFCIC provided reinsurance coverage to UFFIC for accident year 1999 losses in excess of 70% of net earned premium. The maximum liability of FFCIC for 1999 will not exceed $350,000. UFFIC paid FFCIC a premium of $104,000 for the 1999 contract year.

Service Agreement

     FFCIC and UFFIC are parties to a Service Agreement, dated July 25, 1988 (the "Service Agreement"), pursuant to which FFCIC provides UFFIC with certain services, property, equipment and facilities necessary for its operations. For the year ended December 31, 1999, UFFIC incurred approximately $1.4 million in direct and allocated expenses and overhead under the Service Agreement.

Farm Bureaus

     Many of the directors of the Corporation are also directors or executive officers of state Farm Bureau(R) organizations in Connecticut, Delaware, Maine, Massachusetts, New Hampshire, New Jersey, New York, Rhode Island, Vermont and West Virginia (collectively, the "Farm Bureaus").



Membership List Purchase Agreement

     FFCIC  and  FFLIC  have  each  entered  into  a  Membership  List  Purchase
Agreement, commencing on January 1, 1996, with each of the Farm Bureaus. Pursuant to each Membership List Purchase Agreement, Farm Bureau membership lists are provided to FFCIC and to FFLIC on an exclusive basis for the purpose of marketing their insurance products. For the year ended December 31, 1999, FFCIC and FFLIC collectively paid approximately $1.4 million to the Farm Bureaus, in the aggregate, under the Membership List Purchase Agreements.

     New York Farm Bureau Service Company, Inc. is the record owner of greater than 5% of each of the Common Stock and the Preferred Stock. For the year ended December 31, 1999, FFCIC and FFLIC collectively paid $438,900 to New York Farm Bureau, Inc. (the parent company of New York Farm Bureau Service Company, Inc.) under Membership List Purchase Agreements.

     Connecticut Farm Bureau Association, Inc., Massachusetts Farm Bureau Service Company Inc. and New Jersey Farm Bureau Service Company are each the record owners of greater than 5% of the Preferred Stock. For the year ended December 31, 1999, FFCIC and FFLIC collectively paid $68,505 to Connecticut Farm Bureau Association, Inc., $90,075 to Massachusetts Farm Bureau Federation, Inc. (the parent company of Massachusetts Farm Bureau Service Company Inc.) and $283,065 to New Jersey Farm Bureau (the parent company of New Jersey Farm Bureau Service Company) under Membership List Purchase Agreements.

New York Farm Bureau, Inc. Lease Agreement

     New York Farm Bureau, Inc. and FFLIC are parties to a Lease Agreement commencing January 1, 1999 pursuant to which New York Farm Bureau, Inc. leases office space from FFLIC. Annual rent under the Lease Agreement for the year ended December 31, 1999 was approximately $113,711.

                            PROPOSALS OF STOCKHOLDERS

     Proposals submitted by stockholders of the Corporation must be received at the principal executive offices of the Corporation, 344 Route 9W, Glenmont, New York 12077 (mail to: Farm Family Holdings, Inc., P.O. Box 656, Albany, New York 12201-0656), Attention: Corporate Secretary, on or before November 17, 2000 in order to be considered for inclusion in the proxy materials relating to the 2001 Annual Meeting of Stockholders.

     In addition to any other applicable requirements, if a stockholder desires to bring business before an annual meeting which is not the subject of a proposal timely submitted for consideration for inclusion in the proxy materials relating to the annual meeting, the stockholder must follow the advance notice procedures outlined in the Corporation's By-Laws. The Corporation's By-Laws provide, in general, that a proposal for action to be presented by a stockholder at an annual meeting shall be out of order unless the proposal is specified in the notice of meeting given by or at the direction of the Board of Directors or unless the proposal shall have been submitted in writing (in the form specified in the By-Laws) to the Secretary of the Corporation and received at the principal executive offices of the Corporation not less than 60 days nor more than 90 days prior to the anniversary date of the immediately preceding annual meeting. If the date of the annual meeting has been advanced or delayed by more than 30 days from the prior anniversary date, notice must be received not later than the close of business on the 10th day following the day on which such notice of the annual meeting was mailed or such public disclosure of the date of such annual meeting was made, whichever first occurs.

     Rule 14a-4 of the Securities and Exchange Commission's proxy rules allows the Corporation to use discretionary voting authority to vote on matters coming before an annual meeting of stockholders, if the Corporation does not have notice of the matter at least 45 days before the anniversary of the date on which the Corporation first mailed its proxy materials for the prior year's annual meeting of stockholders or the date specified by an advance notice provision in the Corporation's By-Laws. The Corporation's By-Laws contain such an advance notice provision as described above. For the Corporation's 2001 Annual Meeting of Stockholders expected to be held April 24, 2001, stockholders must submit such written notice to the Secretary of the Corporation not earlier than January 25, 2001 or later than February 26, 2001.

     The foregoing is only a summary of the detailed provisions of the By-Laws and is qualified by reference to the text thereof. Stockholders wishing to submit a proposal should review the By-Law requirements regarding proposals by stockholders and should communicate with the Secretary of Farm Family Holdings, Inc., P.O. Box 656, Albany, New York 12201-0656, if sent by mail, or 344 Route 9W, Glenmont, New York 12077, if by hand, express mail or overnight courier, for further information.

                             ADDITIONAL INFORMATION

     The Corporation will bear the cost of soliciting proxies from its stockholders and will enlist the help of banks and brokerage houses in soliciting proxies from their customers. In addition to the use of the mails, proxies may be solicited personally or by telephone by the directors, officers, agents and employees of the Corporation or its subsidiaries. The Corporation has retained Georgeson Shareholder Communications Inc. to assist with the solicitation of proxies for a fee of approximately $6,000 plus reasonable out-of-pocket expenses.

                                    FORM 10-K

     The Corporation will, upon written request of any stockholder, furnish without charge a copy of its Annual Report on Form 10-K for the year ended December 31, 1999, as filed with the Securities and Exchange Commission, without exhibits. Please address all such requests to Farm Family Holdings, Inc., P.O. Box 656, Albany, New York 12201-0656, Attention: Executive Vice President-Finance. Exhibits will be provided upon written request and payment of an appropriate processing fee.

                                                             Victoria M. Stanton
                                                                       Secretary

March 17, 2000
Glenmont, New York

                                                                       EXHIBIT A



                           FARM FAMILY HOLDINGS, INC.
                             OMNIBUS SECURITIES PLAN
                            AMENDMENT AND RESTATEMENT



                                    ARTICLE I
                                     Purpose

     The purpose of this FARM FAMILY HOLDINGS, INC. OMNIBUS SECURITIES PLAN (the "Plan") is to benefit the stockholders of FARM FAMILY HOLDINGS, INC., a Delaware corporation (the "Company"), by assisting the Company to attract, retain and incentivize key management employees and directors of the Company and its
Affiliates, and to align the interests of such employees and directors with those of the Company's stockholders. Accordingly, the Plan provides for the
granting  of  Incentive  Stock  Options,   Non-Qualified  Stock  Options,  Stock
Appreciation Rights, Restricted Stock Awards or any combination of the foregoing, as may be best suited to the circumstances of the particular employee or director as provided herein. The Plan was originally adopted effective as of December 13, 1996 and has since been amended from time to time. This amendment and restatement of the Plan shall be effective as of February 29, 2000, provided that the Plan is approved by the stockholders of the Company within twelve (12) months of such date.

                                   ARTICLE II
                                   Definitions

     The following definitions shall be applicable throughout the Plan unless the context otherwise requires:

     "Affiliate" means any person or entity which, at the time of reference, directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, the Company.

     "Award" means, individually or collectively, any Option, Stock Appreciation Right or Restricted Stock Award.

     "Award Agreement" means a written agreement between the Company and the Holder with respect to any Award.

     "Board" means the Board of Directors of the Company.

     A "Change of Control" of the Company shall mean a change in control of the Company of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A under the Exchange Act, whether or not the Company is subject to the Exchange Act at such time; provided, however, that without limiting the generality of the foregoing, a Change in Control will in any event be deemed to occur if and when:

(a) any person (as such term is used in paragraphs 13(d) and 14(d)(2) of the Exchange Act, hereinafter in this definition, "Person"), other than the Company or a subsidiary or employee benefit plan of the Company or subsidiary, becomes the beneficial owner (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of twenty percent (20%) or more of the common stock of the Company then outstanding;

(b)       stockholders  approve  a  merger,   consolidation  or  other  business
          combination (a "Business Combination") other than a Business Combination in which the persons who were the holders of common stock of Farm Family Life Insurance Company, Farm Family Casualty Insurance Company or Farm Family Holdings, Inc. immediately prior to the Business Combination (i) own, immediately after the Business Combination, more than sixty percent (60%) of the combined voting power of securities issued by the ultimate parent company resulting from such Business Combination, and (ii) own such securities in substantially the same proportion as they were owned by such persons immediately prior to the Business Combination;

(c) stockholders approve either (i) an agreement for the sale or disposition of all or substantially all of the Company's assets to any entity that is not a subsidiary of the Company, or (ii) a plan of complete liquidation; or

(d) the persons who were members of the Board immediately before a tender offer by any Person other than the Company or a subsidiary, or before a merger, consolidation or contested election, or before any combination of such transactions, cease to constitute a majority of the Board as a result of such transaction or transactions.

     "Code" means the Internal Revenue Code of 1986, as amended. Reference in the Plan to any section of the Code shall be deemed to include any amendments or successor provisions to any section and any regulation under such section.

     "Committee" means not less than three (3) members of the Board who are selected by the Board to administer the Plan.

     "Common Stock" means the Common Stock, par value $.01 per share, of the Company.

     "Company" means Farm Family Holdings, Inc., a Delaware corporation, and any successor thereto.

     "Director" means a member of the Board, or a member of the board of directors of an Affiliate, in either case, who is not an Employee.

     "Effective Date" shall be as set forth in Article III of the Plan.

     "Employee" means any person employed by the Company or an Affiliate.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "Fair Market Value" means, as of any specified date, the mean of the reported high and low sales prices of the Common Stock on the stock exchange composite tape on that date, or if no prices are reported on that date, on the last preceding date on which such prices of the Common Stock are so reported. If the Common Stock is traded over-the-counter at the time a determination of its fair market value is required to be made hereunder, its fair market value shall be deemed to be equal to the average between the reported high and low or closing bid and asked prices of Common Stock on the most recent date on which Common Stock was publicly traded. In the event Common Stock is not publicly traded at the time a determination of this value is required to be made hereunder, the determination of its fair market value shall be made by the Committee in such manner as it deems appropriate.

     "Holder" means an Employee or a Director who has been granted an Award.

     "Incentive Stock Option" means an Option which is an "incentive stock option" within the meaning of Section 422 of the Code.

     "Non-Qualified Stock Option" means an Option which is not an Incentive Stock Option.

     "Option" means an Award granted under Article VII of the Plan of an option to purchase shares of Common Stock and includes both Incentive Stock Options and Non-Qualified Stock Options.

     "Option Agreement" means a written agreement between the Company and a Holder with respect to an Option.

     "Plan" means this Farm Family Holdings, Inc. Omnibus Securities Plan, as amended from time to time.

     "Restricted Stock Agreement" means a written agreement between the Company and a Holder with respect to a Restricted Stock Award.

     "Restricted Stock Award" means an Award granted under Article IX of the Plan.

     "Rule 16b-3" means Rule 16b-3 promulgated by the Securities and Exchange Commission under the Exchange Act, as such may be amended from time to time, and any successor rule, regulation or statute fulfilling the same or a substantially similar function.

     "Spread" means, in the case of a Stock Appreciation Right, an amount equal to the excess, if any, of the Fair Market Value of a share of Common Stock on the date such Stock Appreciation Right is exercised over the Fair Market Value of a share of Common Stock on the date on which such Stock Appreciation Right was granted.

     "Stock Appreciation Right" means an Award granted under Article VIII of the Plan.

     "Stock Appreciation Rights Agreement" means a written agreement between the Company and a Holder with respect to an Award of Stock Appreciation Rights.

     "Total and Permanent Disability" means the inability of an individual to provide meaningful service for the Company due to a medically determinable physical or mental impairment, which service is reasonably consistent with the individual's past service for the Company, training and experience. Such determination of total and permanent disability shall be made by the Committee. Notwithstanding the foregoing, if an individual qualifies for Federal Social Security disability benefits or for payments under a long-term disability income plan of the Company or the Affiliate which employs such individual, based upon his physical or mental condition, such individual shall be deemed to suffer from a Total and Permanent Disability hereunder.

                                   ARTICLE III
                             Effective Date of Plan

     The Plan was originally effective as of December 13, 1996. This amendment and restatement of the Plan shall be effective as of February 29, 2000, provided that the Plan is approved by the stockholders of the Company within twelve (12) months of such date.

                                   ARTICLE IV
                                 Administration

     Section 4.1 Composition of Committee. Except as provided in Section 4.5, the Plan shall be administered by the Committee. If a member of the Committee shall be eligible to receive an Award under the Plan, such Committee member shall have no authority hereunder with respect to his or her own Award.

     Section 4.2 Powers. Subject to the provisions of the Plan, the Committee shall have the sole authority, in its discretion, to determine which Employees shall receive Awards, the time or times when Awards to Employees shall be made, what type of Awards shall be granted to Employees and the number of shares of Common Stock which may be issued under each Option, Stock Appreciation Right or Restricted Stock Award to an Employee. In making such determinations the Committee may take into account the nature of the services rendered by the respective Employees, their present and potential contribution to the Company's (or the Affiliate's) success and such other factors as the Committee in its discretion shall deem relevant.

     Section 4.3 Additional Powers. Subject to Section 4.5, the Committee shall have such additional powers as are delegated to it under the other provisions of the Plan. Subject to the express provisions of the Plan, including but not limited to Section 4.5, the Committee is authorized to construe the Plan and the respective Award Agreements executed hereunder, to prescribe such rules and regulations relating to the Plan as it may deem advisable to carry out the intent of the Plan, and to determine the terms, restrictions and provisions of each Award made to an Employee, including such terms, restrictions and provisions as shall be requisite in the judgment of the Committee to cause designated Options to qualify as Incentive Stock Options, and to make all other determinations necessary or advisable for administering the Plan with respect to the participation of Employees. The Committee may correct any defect or supply any omission or reconcile any inconsistency in any Award Agreement entered into with an Employee in the manner and to the extent it shall deem expedient to carry it into effect. In no event shall the Committee have the right to amend an outstanding Option Agreement for the sole purpose of reducing the exercise price thereof. The determinations of the Committee on the matters referred to in this
Article IV shall be conclusive.

     Section 4.4 Committee Action. In the absence of specific rules to the contrary, action by the Committee shall require the consent of a majority of the members of the Committee, expressed either orally at a meeting of the Committee or in writing in the absence of a meeting.

     Section 4.5 Participation of Directors. Notwithstanding anything to the contrary contained in the Plan, all decisions relating to the participation of Directors in the Plan, including but not limited to the determination of which Directors shall receive Awards, the time or times when Awards shall be made to Directors, what types of Awards (other than Incentive Stock Options, which may not be awarded to Directors) shall be granted to Directors and the number of shares of Common Stock which may be issued under each Non-Qualified Stock Option, Stock Appreciation Right or Restricted Stock Award for a Director, shall be made by the Board, in its discretion, rather than by the Committee.

                                    ARTICLE V
                  Stock Subject to Plan and Limitations Thereon

     Section 5.1 Stock Grant and Award Limits. Subject to Article XII, the aggregate number of shares of Common Stock that may be issued under the Plan shall not exceed One Million (1,000,000) shares. Shares shall be deemed to have been issued under the Plan solely to the extent actually issued and delivered pursuant to an Award. To the extent that an Award is settled in cash or lapses or the rights of its Holder terminate, any shares of Common Stock subject to such Award shall again be available for the grant of a new Award. Notwithstanding any provision in the Plan to the contrary, the aggregate number of shares of Common Stock that may be subject to Awards of Restricted Stock under Article IX is One Hundred Thousand (100,000) (subject to adjustment in the same manner as provided in Article X with respect to shares of Common Stock subject to Awards then outstanding). Notwithstanding any provision in the Plan to the contrary, the maximum number of shares of Common Stock that may be subject to Awards of Options and Stock Appreciation Rights under Article VII or VIII granted to any one Employee during any calendar year is One Hundred Thousand (100,000) (subject to adjustment in the same manner as provided in
Article X with respect to shares of Common Stock subject to Awards then outstanding). The limitation set forth in the preceding sentence shall be applied in a manner which shall permit compensation generated in connection with the exercise of Options and Stock Appreciation Rights to constitute "performance-based" compensation for purposes of Section 162(m) of the Code, including, but not limited to, counting against such annual maximum number of shares per covered employee, as defined in Section 162(m) of the Code, to the extent required under Section 162(m) of the Code and applicable interpretive authority thereunder, any shares subject to Options or Stock Appreciation Rights that are canceled. Notwithstanding any provision in the Plan to the contrary, the maximum number of shares of Common Stock that may be subject to Awards granted to any one Director during any calendar year is One Thousand (1,000) (subject to adjustment in the same manner as provided in Article X with respect to shares of Common Stock subject to Awards then outstanding).

     Section 5.2 Stock Offered. The stock to be offered pursuant to the grant of an Award may be authorized but unissued Common Stock or Common Stock previously issued and outstanding and reacquired by the Company.

                                   ARTICLE VI
                Eligibility for Awards; Termination of Employment
                               or Director Status

     Section 6.1 Eligibility. Awards made under the Plan may be granted solely to persons who, at the time of grant, are Employees or Directors; provided, however, that Incentive Stock Options may not be granted to Directors. An Award may be granted on more than one occasion to the same Employee or Director, and, subject to the limitations set forth in the Plan, such Award may include an Incentive Stock Option (except with respect to Awards made to Directors), a Non-Qualified Stock Option, a Stock Appreciation Right, a Restricted Stock Award or any combination thereof.

     Section 6.2 Termination of Employment. Except to the extent inconsistent with the terms of the applicable Award Agreement, the following terms and conditions shall apply with respect to the termination of a Holder's employment with the Company or an Affiliate, as applicable, for any reason, including, without limitation, retirement upon or after attaining age fifty-five (55), Total and Permanent Disability or death:

(a) The Holder's rights, if any, to exercise any then exercisable Non-Qualified Stock Options and/or Stock Appreciation Rights (other than Stock Appreciation Rights granted in connection with Incentive Stock Options), shall terminate on the earlier of the expiration date of the Options as set forth in the Award Agreement and one (1) year after the date of termination of employee.

          Upon such applicable date the Holder (and such Holder's estate, designated beneficiary or other legal representative) shall forfeit any rights or interests in or with respect to any such Non-Qualified Stock Options or Stock Appreciation Rights.

(b) The Holder's rights, if any, to exercise any then exercisable Incentive Stock Options and/or Stock Appreciation Rights granted in connection with Incentive Stock Options, shall terminate on the earlier of the expiration date of the Options as set forth in the Award Agreement and the relevant date set forth in (1), (2), or
          (3) below:

          (1) If such termination is for a reason other than the Holder's retirement upon or after attaining age fifty-five (55), Total and Permanent Disability or death, not more than thirty (30) days after the date of such termination of employment;

          (2) If such termination is on account of the Holder's retirement upon or after attaining age fifty-five (55) or on account of the Holder's Total and Permanent Disability, three (3) months after the date of such termination of employment; or

          (3) If such termination is on account of the Holder's death, one (1) year after the date of the Holder's death.

          Upon such applicable date the Holder (and such Holder's estate, designated beneficiary or other legal representative) shall forfeit any rights or interests in or with respect to any such Incentive Stock Options or Stock Appreciation Rights.

(c) If a Holder's employment with the Company or an Affiliate, as applicable, terminates for any reason prior to the actual or deemed satisfaction and/or lapse of the restrictions, terms and conditions applicable to a grant of Restricted Stock, such Restricted Stock shall immediately be canceled, and the Holder (and such Holder's estate, designated beneficiary or other legal representative) shall forfeit any rights or interests in and with respect to any such Restricted Stock. The immediately preceding sentence to the contrary notwithstanding, the Committee, in its sole discretion, may determine, prior to or within thirty (30) days after the date of such termination of employment, that all or a portion of any such Holder's Restricted Stock shall not be so canceled and forfeited.

     Section 6.3 Termination of Director Status. Except to the extent inconsistent with the terms of the applicable Award Agreement, the following terms and conditions shall apply with respect to the termination of a Holder's status as a Director of the Company or an Affiliate, as applicable, for any reason:

(a) The Holder's rights, if any, to exercise any then exercisable Non-Qualified Stock Options and/or Stock Appreciation Rights shall terminate on the earlier of the expiration date of the Options as set forth in the Award Agreement and one (1) year after the date of such termination of Director status.

          Upon such applicable date the Holder (and such Holder's estate, designated beneficiary or other legal representative) shall forfeit any rights or interests in or with respect to any such Non-Qualified Stock Options or Stock Appreciation Rights.

(b) If a Holder's status as a Director of the Company or an Affiliate, as applicable, terminates for any reason prior to the actual or deemed satisfaction and/or lapse of the restrictions, terms and conditions applicable to a grant of Restricted Stock, such Restricted Stock shall immediately be canceled, and the Holder (and such Holder's estate, designated beneficiary or other legal representative) shall forfeit any rights or interests in and with respect to any such Restricted Stock. The immediately preceding sentence to the contrary notwithstanding, the Board, in its sole discretion, may determine, prior to or within thirty (30) days after the date of such termination of Director status, that all or a portion of any such Holder's Restricted Stock shall not be so canceled and forfeited.

                                   ARTICLE VII
                                     Options

     Section 7.1 Option Period. The term of each Option shall be as specified in the Option Agreement.

     Section 7.2 Limitations on Exercise of Option. An Option shall be exercisable in whole or in such installments and at such times as specified in the Option Agreement.

     Section 7.3 Special Limitations on Incentive Stock Options. Incentive Stock Options may be granted solely to Employees. In addition, to the extent that the aggregate Fair Market Value (determined at the time the respective Incentive Stock Option is granted) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by an individual during any calendar year under all plans of the Company and any parent corporation or subsidiary corporation thereof (both as defined in Section 424 of the Code) which provide for the grant of Incentive Stock Options exceeds One Hundred Thousand Dollars ($100,000) (or such other individual limit as may be in effect under the Code on the date of grant), such Incentive Stock Options shall be treated as Non-Qualified Stock Options. The Committee shall determine, in accordance with applicable provisions of the Code, Treasury Regulations and other administrative pronouncements, which of a Holder's Options, which were intended by the Committee to be Incentive Stock Options when granted to the Holder, will not constitute Incentive Stock Options because of such limitation and shall notify the Holder of such determination as soon as practicable after such determination. No Incentive Stock Option shall be granted to an Employee if, at the time the Option is granted, such Employee owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any parent corporation or subsidiary corporation thereof (both as defined in Section 424 of the Code), within the meaning of Section 422(b)(6) of the Code, unless (i) at the time such Incentive Stock Option is granted the Option price is at least one hundred ten percent (110%) of the Fair Market Value of the Common Stock subject to the Option and (ii) such Incentive Stock Option by its terms is not exercisable after the expiration of five (5) years from the date of grant.


    Section 7.4 Option Agreement. Each Option shall be evidenced by an Option Agreement in such form and containing such provisions not inconsistent with the provisions of the Plan as the Committee or the Board from time to time shall approve, including, but not limited to, provisions to qualify an Option as an Incentive Stock Option. An Option Agreement may provide for the payment of the Option price, in whole or in part, by the delivery of a number of shares of Common Stock (plus cash if necessary) having a Fair Market Value equal to such Option price. Each Option Agreement shall, solely to the extent inconsistent with the provisions of Section 6.2 or 6.3, specify the effect of termination of employment or Director status on the exercisability of the Option. Moreover, an Option Agreement may provide for a "cashless exercise" of the Option by establishing procedures whereby the Holder, by a properly-executed written notice, directs (i) an immediate market sale or margin loan respecting all or a part of the shares of Common Stock to which he is entitled upon exercise, (ii) the delivery of the shares of Common Stock from the Company directly to a brokerage firm and (iii) the delivery of the Option price from sale or margin loan proceeds from the brokerage firm directly to the Company. Such Option Agreement may also include provisions relating to (i) subject to the provisions hereof, accelerated vesting of Options, (ii) tax matters (including provisions covering any applicable Employee wage withholding requirements and requiring additional "gross-up" payments to Holders to meet any excise taxes or other additional income tax liability imposed as a result of a payment upon a Change of Control resulting from the operation of the Plan or of such Option Agreement) and (iii) any other matters not inconsistent with the terms and provisions of the Plan that the Committee (or, with respect to Directors, the Board) shall in its sole discretion determine. The terms and conditions of the respective Option Agreements need not be identical.

     Section 7.5 Option Price and Payment. The price at which a share of Common Stock may be purchased upon exercise of an Option shall be determined by the Committee or the Board, but such Option price (i) in the case of an Option that is an Incentive Stock Option, shall not be less than the Fair Market Value of a share of Common Stock on the date such Option is granted, and (ii) in the case of an Option that is a Non-Qualified Stock Option, shall not be less than eighty-five percent (85%) of the Fair Market Value of a share of Common Stock on the date such Option is granted and (iii) shall be subject to adjustment as provided in Article X. The Option or portion thereof may be exercised by delivery of an irrevocable notice of exercise to the Company. The Option price for the Option or portion thereof shall be paid in full in the manner prescribed by the Committee or the Board. Separate stock certificates shall be issued by the Company for those shares of Common Stock acquired pursuant to the exercise of an Incentive Stock Option and for those shares of Common Stock acquired pursuant to the exercise of a Non-Qualified Stock Option.

     Section 7.6 Stockholder Rights and Privileges. The Holder shall be entitled to all the privileges and rights of a stockholder of the Company solely with respect to such shares of Common Stock as have been purchased under the Option and for which certificates of stock have been registered in the Holder's name.

     Section 7.7 Options and Rights in Substitution for Stock Options Granted by Other Corporations. Options and Stock Appreciation Rights may be granted under the Plan from time to time in substitution for stock options held by individuals employed by entities who become Employees as a result of a merger or consolidation of the employing entity with the Company or any Affiliate, or the acquisition by the Company or an Affiliate of the assets of the employing entity, or the acquisition by the Company or an Affiliate of stock of the employing entity with the result that such employing entity becomes an Affiliate.

                                  ARTICLE VIII
                            Stock Appreciation Rights

     Section 8.1 Stock Appreciation Rights. A Stock Appreciation Right is the right to receive an amount equal to the Spread with respect to a share of Common Stock upon the exercise of such Stock Appreciation Right. Stock Appreciation Rights may be granted in connection with the grant of an Option, in which case the Award Agreement will provide that the exercise of Stock Appreciation Rights will result in the surrender of the right to purchase the shares under the Option as to which the Stock Appreciation Rights were exercised. Alternatively, Stock Appreciation Rights may be granted independently of Options in which case each Award of Stock Appreciation Rights shall be evidenced by a Stock Appreciation Rights Agreement which shall contain such terms and conditions as may be approved by the Committee (or, with respect to Directors, by the Board) including all applicable matters set forth with specificity in Section 7.4 with respect to Option Agreements. The terms and conditions of the respective Stock Appreciation Rights Agreements need not be identical. The Spread with respect to a Stock Appreciation Right may be payable either in cash, in shares of Common Stock with a Fair Market Value equal to the Spread or in a combination of cash and shares of Common Stock, as determined by the Committee (or, with respect to Directors, by the Board). Each Stock Appreciation Rights Agreement shall, solely to the extent inconsistent with the provisions of Section 6.2 or 6.3, specify the effect of termination of employment or Director status on the exercisability of the Stock Appreciation Rights.

     Section 8.2 Exercise Period. The term of each Stock Appreciation Right shall be as specified by the Committee (or, with respect to Directors, by the Board) at the date of grant.

     Section 8.3 Limitations on Exercise of Stock Appreciation Right. A Stock Appreciation Right shall be exercisable in whole or in such installments and at such times as determined by the Committee (or, with respect to Directors, by the Board).

                                   ARTICLE IX
                             Restricted Stock Awards

     Section 9.1 Restriction Period to be Established. At the time a Restricted Stock Award is made, the Committee (or, with respect to Directors, the Board) shall establish a period of time (the "Restriction Period") applicable to such Award. Each Restricted Stock Award may have a different Restriction Period, in the discretion of the Committee (or, with respect to Directors, the Board), provided however, that all shares underlying Awards of Restricted Stock shall vest either (i) in full at the expiration of a period of not less than three (3) years from the date of grant of such Award, or (ii) proportionately in equal installments over a period of not less than three (3) years from the date of grant of such Award. The Restriction Period applicable to a particular Restricted Stock Award shall not be changed except as permitted by Section 9.2 or Article X.

     Section 9.2 Other Terms and Conditions. Common Stock awarded pursuant to a Restricted Stock Award shall be represented by a stock certificate registered in the name of the Holder of such Restricted Stock Award. If provided for by the Award Agreement, the Holder shall have the right to receive dividends during the Restriction Period, to vote Common Stock subject thereto and to enjoy all other stockholder rights, except that (i) the Holder shall not be entitled to delivery of the stock certificate until the Restriction Period shall have expired, (ii) the Company shall retain custody of the stock during the Restriction Period,
(iii) the Holder may not sell, transfer, pledge, exchange, hypothecate or otherwise dispose of the stock during the Restriction Period and (iv) a breach of the terms and conditions established by the Committee (or, with respect to Directors, by the Board) pursuant to the Restricted Stock Agreement shall cause a forfeiture of the Restricted Stock Award. At the time of such Award, the Committee (or, with respect to Directors, the Board) may, in its sole discretion, prescribe additional terms and conditions or restrictions relating to Restricted Stock Awards, including, but not limited to, rules pertaining to the effect of termination of employment prior to expiration of the Restriction Period, solely to the extent inconsistent with the provisions of Section 6.2 or
6.3. Such additional terms, conditions or restrictions shall, to the extent inconsistent with the provisions of Section 6.2 or 6.3, be set forth in a Restricted Stock Agreement made in conjunction with the Award. Such Restricted Stock Agreement may also include provisions relating to (i) subject to the provisions hereof, accelerated vesting of Restricted Stock Awards, (ii) tax matters (including provisions covering any applicable Employee wage withholding requirements, prohibiting an election by the Holder under Section 83(b) of the Code and requiring additional "gross-up" payments to Holders to meet any excise taxes or other additional income tax liability imposed as a result of a Change of Control payment resulting from the operation of the Plan or of such Restricted Stock Agreement) and (iii) any other matters not inconsistent with the terms and provisions of the Plan that the Committee (or, with respect to Directors, the Board) shall in its sole discretion determine. The terms and conditions of the respective Restricted Stock Agreements need not be identical.

     Section 9.3 Payment for Restricted Stock. The Committee (or, with respect to Directors, the Board) shall determine the amount and form of any payment for Common Stock received pursuant to a Restricted Stock Award, provided that in the absence of such a determination, a Holder shall not be required to make any payment for Common Stock received pursuant to a Restricted Stock Award, except to the extent otherwise required by law.

     Section 9.4 Agreements. At the time any Award is made under this Article IX, the Company and the Holder shall enter into a Restricted Stock Agreement setting forth each of the matters contemplated hereby and such other matters as the Committee (or, with respect to Directors, the Board) may determine to be appropriate.

                                    ARTICLE X
                       Recapitalization or Reorganization

     Section 10.1 Adjustments to Common Stock. The shares with respect to which Awards may be granted are shares of Common Stock as presently constituted; provided, however, that if, and whenever, prior to the expiration or distribution to the Holder of an Award theretofore granted, the Company shall effect a subdivision or consolidation of shares of Common Stock or the payment of a stock dividend on Common Stock without receipt of consideration by the Company, the number of shares of Common Stock with respect to which such Award may thereafter be exercised or satisfied, as applicable, (i) in the event of an increase in the number of outstanding shares, shall be proportionately increased, and the purchase price per share shall be proportionately reduced, and (ii) in the event of a reduction in the number of outstanding shares, shall be proportionately reduced, and the purchase price per share shall be proportionately increased.

     Section 10.2 Recapitalization. If the Company recapitalizes or otherwise changes its capital structure, thereafter upon any exercise or satisfaction, as applicable, of a previously granted Award, the Holder shall be entitled to receive (or entitled to purchase, if applicable) under such Award, in lieu of the number of shares of Common Stock then covered by such Award, the number and class of shares of stock and securities to which the Holder would have been entitled pursuant to the terms of the recapitalization if, immediately prior to such recapitalization, the Holder had been the holder of record of the number of shares of Common Stock then covered by such Award.

     Section 10.3 Change of Control. In the event of the occurrence of a Change of Control, all outstanding Awards shall immediately vest and become exercisable or satisfiable, as applicable. The Committee (or, with respect to Directors, the Board), in its discretion, may determine that upon the occurrence of a Change of Control, each Award outstanding hereunder shall terminate within a specified number of days after notice to the Holder, and such Holder shall receive, with respect to each share of Common Stock subject to such Award, cash in an amount equal to the excess of (i) the higher of (x) the Fair Market Value of such share of Common Stock immediately prior to the occurrence of such Change of Control or
(y) the value of the consideration to be received in connection with such Change of Control for one share of Common Stock, over (ii) the exercise price per share, if applicable, of one share of Common Stock. If the consideration offered to stockholders of the Company in any transaction described in this Section 10.3 consists of anything other than cash, the Committee shall determine the fair cash equivalent of the portion of the non-cash consideration offered. The provisions contained in this Section 10.3 shall not terminate any rights of the Holder to further payments pursuant to any other agreement with the Company following the occurrence of a Change of Control.

     Section 10.4 Other Events. In the event of changes to the outstanding Common Stock by reason of stock split, stock dividend, recapitalization, reorganization, mergers, consolidations, combinations, exchanges or other relevant changes in capitalization occurring after the date of the grant of any Award and not otherwise provided for under this Article X, any outstanding Awards and any Award Agreements evidencing such Awards shall be subject to adjustment by the Committee (or, with respect to Directors, by the Board) in its discretion as to the number and price of shares of Common Stock or other consideration subject to such Awards. In the event of any such change to the outstanding Common Stock, the aggregate number of shares available under the Plan may be appropriately adjusted by the Committee, the determination of which shall be conclusive.

     Section 10.5 Powers Not Affected. The existence of the Plan and the Awards granted hereunder shall not affect in any way the right or power of the Board or of the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change of the Company's capital structure or business, any merger or consolidation of the Company, any issue of debt or equity securities ahead of or affecting Common Stock or the rights thereof, the dissolution or liquidation of the Company or any sale, lease, exchange or other disposition of all or any part of its assets or business or any other corporate act or proceeding.

     Section 10.6 No Adjustment for Certain Awards. Except as hereinabove expressly provided, the issuance by the Company of shares of stock of any class or securities convertible into shares of stock of any class, for cash, property, labor or services, upon direct sale, upon the exercise of rights or warrants to subscribe therefor or upon conversion of shares or obligations of the Company convertible into such shares or other securities, and in any case whether or not for fair value, shall not affect previously granted Awards, and no adjustment by reason thereof shall be made with respect to the number of shares of Common Stock subject to Awards theretofore granted or the purchase price per share, if applicable.

                                   ARTICLE XI
                        Amendment and Termination of Plan

     The Board in its discretion may terminate the Plan at any time with respect to any shares for which Awards have not theretofore been granted. The Board shall have the right to alter or amend the Plan or any part hereof from time to time; provided, however, that no change in any Award theretofore granted may be made which would impair the rights of a Holder without the consent of the Holder (unless such change is required in order to cause the benefits under the Plan to qualify as performance-based compensation within the meaning of Section 162(m) of the Code and applicable interpretive authority thereunder).

                                   ARTICLE XII
                                  Miscellaneous

     Section 12.1 No Right to Award. Neither the adoption of the Plan by the Company nor any action of the Board or the Committee shall be deemed to give an Employee or Director any right to be granted an Option, a Stock Appreciation Right and/or a Restricted Stock Award except as may be evidenced by an Award or by an Award Agreement duly executed on behalf of the Company, and then solely to the extent and on the terms and conditions expressly set forth therein.

     Section 12.2 No Rights Conferred. Nothing contained in the Plan shall (i) confer upon any Employee or Director any right with respect to continuation of employment or Director status with the Company or any Affiliate, or (ii) interfere in any way with the right of the Company or any Affiliate to terminate the employment of an Employee or the Director status of a Director at any time.

     Section 12.3 Other Laws; Withholding. The Company shall not be obligated to issue any Common Stock pursuant to any Award granted under the Plan at any time when the shares covered by such Award have not been registered under the Securities Act of 1933 and such other state and federal laws, rules or regulations as the Company or the Committee deems applicable and, in the opinion of legal counsel of the Company, there is no exemption from the registration requirements of such laws, rules or regulations available for the issuance and sale of such shares. No fractional shares of Common Stock shall be delivered, nor shall any cash in lieu of fractional shares be paid. The Company shall have the right to deduct in cash (whether under this Plan or otherwise) in connection with all Awards any taxes required by law to be withheld and to require any payments required to enable it to satisfy its withholding obligations. In the case of any Award satisfied in the form of shares of Common Stock, no shares shall be issued unless and until arrangements satisfactory to the Company shall have been made to satisfy any tax withholding obligations applicable with respect to such Award. Subject to such terms and conditions as the Committee may impose, the Company shall have the right to retain, or the Committee may subject to such terms and conditions as it may establish from time to time permit Holders to elect to tender, Common Stock (including Common Stock issuable in respect of an Award) to satisfy, in whole or in part, the amount required to be withheld.

     Section 12.4 No Restriction on Corporate Action. Nothing contained in the Plan shall be construed to prevent the Company or any Affiliate from taking any corporate action which is deemed by the Company or such Affiliate to be appropriate or in its best interest, whether or not such action would have an adverse effect on the Plan or any Award made under the Plan. No Employee, beneficiary or other person shall have any claim against the Company or any Affiliate as a result of any such action.

     Section 12.5 Restrictions on Transfer. No Award under the Plan or any Award Agreement and no rights or interests herein or therein, shall or may be assigned, transferred, sold, exchanged, encumbered, pledged or otherwise hypothecated or disposed of by a Holder except (i) by will or by the laws of descent and distribution, or (ii) by gift to any member of the Holder's immediate family or to a trust for the benefit of such immediate family member, if permitted under the applicable Award Agreement. An Award may be exercisable during the lifetime of the Holder only by such Holder or by the Holder's guardian or legal representative unless it has been transferred by gift to a member of the Holder's immediately family or to a trust for the benefit of such immediate family member, in which case it shall be exercisable solely by such transferee. For purposes of this provision, a Holder's "immediate family" shall mean the Holder's spouse, children and grandchildren. Notwithstanding any such transfer, the Holder will continue to be subject to the withholding requirements provided for under Section 12.3 hereof.

     Section 12.6 Section 162(m). It is intended that the Plan shall comply fully with and meet all the requirements of Section 162(m) of the Code so that Options and Stock Appreciation Rights granted hereunder with an exercise price not less than the Fair Market Value of a share of Common Stock on the date of grant shall constitute "performance-based" compensation within the meaning of
Section 162(m).

     Section 12.7 Other Plans. No Award, payment or amount received hereunder shall be taken into account in computing an Employee's salary or compensation for the purposes of determining any benefits under any pension, retirement, life insurance or other benefit plan of the Company or any Affiliate, unless such other plan specifically provides for the inclusion of such Award, payment or amount received.

     Section 12.8 Limits of Liability. Any liability of the Company with respect to an Award shall be based solely upon the contractual obligations created under the Plan and the Award Agreement. Neither the Company nor any member of the Committee or the Board shall have any liability to any party for any action taken or not taken, in good faith, in connection with or under the Plan.

     Section 12.9 Governing Law. Except as otherwise provided herein, the Plan shall be construed in accordance with the laws of the State of New York.

     Section 12.10 Severability of Provisions. If any provision of the Plan is held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision of the Plan, and the Plan shall be construed and enforced as if such invalid or unenforceable provision had not been included in the Plan.

     Section 12.11 No Funding. The Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of funds or assets to ensure the payment of any Award.

     Section 12.12   Headings.   Headings  used  throughout  the  Plan  are  for
convenience only and shall not be given legal significance.

                          Adopted by the Board of Directors on February 29, 2000

                           FARM FAMILY HOLDINGS, INC.
                                  344 Route 9W
                            Glenmont, New York 12077

         THIS              PROXY  IS   SOLICITED  ON  BEHALF  OF  THE  BOARD  OF
                           DIRECTORS OF FARM FAMILY HOLDINGS, INC.

                                   PROXY CARD

     The person(s)  signing the front of this Proxy Card hereby appoint(s) Clark
W. Hinsdale III, Stephen J. George and Victoria M. Stanton, or any of them, lawful attorneys-in-fact and proxies with full power of substitution in each of them and hereby authorize(s) them to represent and vote, as designated on the reverse side hereof, all shares of stock of Farm Family Holdings, Inc. standing in the name of said person(s) with all powers said person(s) would posses if present at the Annual Meeting of Stockholders of Farm Family Holdings, Inc. to be held April 25, 2000, or any adjournment(s) thereof. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting or any adjournment(s) thereof.

     This proxy, properly executed and returned, will be voted as directed on this card by the persons designated as proxies above. If no specific directions are given, this proxy will be voted "FOR" each listed Proposal.

(Continued, and to be dated and signed on reverse side.)

                           FARM FAMILY HOLDINGS, INC.
                                 P.O. BOX 11098
                             NEW YORK, NY 10203-0098

[LOGO]






March 17, 2000





Dear Stockholder:

You are invited to attend the 2000 Annual Meeting of Stockholders of Farm Family Holdings, Inc. The meeting will be held on April 25, 2000, at 9:00 A.M. New York time, at the corporate headquarters of Farm Family Holdings, Inc., 344 Route 9W, Glenmont, New York.

The items to be considered at this meeting are detailed in the enclosed proxy statement. Also enclosed is a copy of Farm Family Holdings, Inc.'s 1999 Annual Report, including consolidated financial statements.

WHETHER  OR NOT  YOU  PLAN ON  ATTENDING  THE  ANNUAL  MEETING,  WE URGE  YOU TO
COMPLETE, DATE AND SIGN THE ATTACHED PROXY CARD AND RETURN IT IN THE POSTAGE-PAID ENVELOPE PROVIDED AS SOON AS POSSIBLE. IF YOU PLAN ON ATTENDING THE ANNUAL MEETING, PLEASE CHECK THE APPROPRIATE BOX ON THE ATTACHED PROXY CARD.

Thank you for your continued interest in and commitment to Farm Family Holdings, Inc. We look forward to seeing you at the meeting.

Sincerely,


/s/ Clark W. Hinsdale III
Clark W. Hinsdale III
Chairman of the Board

The Board of Directors recommends a vote FOR Proposals I, II and II.

Proposal I:   Election of Directors  FOR all nominees   [ ]
                                     listed below

                                     WITHHOLD AUTHORITY to vote   [ ]
                                     for all nominees listed below

                                     *Exceptions   [ ]

     Nominees for a three-year term: Robert L. Baker, James V. Crane, Clark W. Hinsdale III, John W. Lincoln, Wayne A. Mann, Edward J. Muhl, Charles A. Wilfong and Tyler P. Young

     *Exceptions
     ------------------------------------------------------------------
     (INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the "Exceptions" box and write that nominee's name in the space provided.)

Proposal II: Ratification of the appointment of PricewaterhouseCoopers LLP as the Corporation's independent auditors for the year 2000.

   FOR [ ]      AGAINST [ ]       ABSTAIN [ ]

Proposal III:  Approval of the amendments to the Corporation's Omnibus
               Securities Plan as reflected in the Farm Family Holdings, Inc. Omnibus Securities Plan Amendment and Restatement.

   FOR [ ]      AGAINST [ ]       ABSTAIN [ ]     In their discretion, the
                                                  proxies are authorized to vote
                                                  upon such other business as
                                                  may properly come before the
                                                  Annual Meeting or any
                                                  adjournment(s) thereof.

                          If you do not wish to receive
                            an Annual Report for this
                              account, please mark
                                  this box. [ ]

                                                  I plan to attend
                                                  the Annual Meeting. [ ]


                            Change of Address and [ ]
                              or Comments Mark Here

                    Please sign exactly as your name(s) appear(s) to the left. (Joint owners should each sign.) When signing as an attorney, executor, administrator, trustee, guardian or corporate officer, please give your full title as such.

                    Dated: _____________________, 2000

                    ------------------------------
                              Signature
                    ------------------------------
                    (Additional  signature(s) if held jointly)

                    Votes MUST be indicated (X) in Black or Blue ink.

Please mark, sign and date on this side of this Proxy Card and return it in the postage-paid envelope provided.

March 16, 2000



VIA EDGAR

Securities and Exchange Commission
Washington, DC  20549

Re: Farm Family Holdings, Inc. Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Dear Sir or Madam:

Transmitted for filing is the Proxy Statement of Farm Family Holdings, Inc. for the 2000 Annual Meeting of Stockholders.

Pursuant to Instruction No. 5 of Item 10 of Schedule 14a of the Securities Exchange Act of 1934, as amended, please be advised that Farm Family Holdings, Inc. intends to register the additional 500,000 shares of common stock of Farm Family Holdings, Inc. that may be issued pursuant to Farm Family Holdings, Inc.'s Omnibus Securities Plan Amendment and Restatement on Form S-8 under the Securities Act of 1933, as amended.

Very truly yours,



/s/ Victoria M. Stanton
Victoria M. Stanton
Secretary

VMS:ptm